EVEREST RE GROUP, LTD.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2016
TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:
The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the "Company"), a Bermuda company, will be held at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda on May 18, 2016 at 10:00 a.m., local time, for the following purposes:
1.	To elect Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., John A. Graf, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company, each to serve for a one-year period to expire at the 2017 Annual General Meeting of Shareholders or until such director's successor shall have been duly elected or appointed or until such director's office is otherwise vacated.
2.	To appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to act as the Company's auditor for the year ending December 31, 2016 and authorize the Company's Board of Directors, acting through its Audit Committee, to retain the independent registered public accounting firm acting as the Company's auditor.
3.	To consider and re-approve the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan.
4.	To approve, by non-binding advisory vote, 2015 compensation paid to the Company's Named Executive Officers.
5.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.
The Company's financial statements for the year ended December 31, 2015, together with the report of the Company's independent registered public accounting firm in respect of those financial statements, as approved by the Company's Board of Directors, will be presented at this Annual General Meeting.
Only shareholders of record identified in the Company's Register of Members at the close of business on March 21, 2016 are entitled to notice of, and vote at, the Annual General Meeting.
You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
 General Counsel and Secretary
April 14, 2016
Hamilton, Bermuda

EVEREST RE GROUP, LTD.
PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 18 2016

Proxy Statement
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2016 at Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m.
The proxy statement and annual report to shareholders are available at
http://www.everestregroup.com/InvestorCenter/AnnualMeetingMaterials.aspx

EVEREST RE GROUP, LTD.
Proxy Statement
___________________

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 18, 2016
GENERAL INFORMATION
The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the "Board") for use at the 2016 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the "Company"), to be held on May 18, 2016, and at any adjournment thereof.   It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company's registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting.  All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., John A. Graf, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company; (2) for the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to act as the Company's auditor for 2016 and for authorizing the Company's Board of Directors acting through its Audit Committee to retain the independent registered public accounting firm serving as the Company's auditor; (3) for the re-approval of the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan; and (4)  for the approval, by non-binding advisory vote, of the 2015 compensation paid to the Named Executive Officers (as defined herein).
Only shareholders of record at the close of business on March 21, 2016 will be entitled to vote at the meeting.  On that date, 52,107,639 Common Shares, par value $.01 per share ("Common Shares"), were outstanding.  However, this amount includes 9,719,971 Common Shares held by Everest International Reinsurance, Ltd. ("International Re"), the Company's subsidiary.  As provided in the Company's Bye-laws, International Re may vote only 5,158,656 of its shares.  The outstanding share amount also excludes 28,602 shares with no voting rights.  The limitation of International Re's voting shares to 5,158,656 and the exclusion of 28,602 shares with no voting rights results in 47,517,722 Common Shares entitled to vote.
The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting.  The Company has appointed inspectors of election to count votes cast in person or by proxy.  Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum.  However, such Common Shares and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including "broker non-votes") will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and, thus, will have no effect on the outcome of those votes.
Proxy Statement    1

Proxy Statement

This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2015 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company's shareholders on or about April 14, 2016.
All references in this document to "$" or "dollars" are references to the currency of the United States of America.
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement.  If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.  To be properly made, a shareholder proposal must comply with the Company's Bye-laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.
      2    Everest Re Group, Ltd.

Proxy Summary
PROXY SUMMARY

This summary highlights certain information contained in the Company's proxy statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement carefully.
Financial Highlights
For fiscal year 2015, the Company earned $1.1 billion of net operating income and generated a 15% operating return on average adjusted equity1.  The Company's gross written premiums grew by 2%, or $127 million, to $5.876 billion in 2015. The Company's strong earnings were driven by excellent underwriting results with $911 million of underwriting income.
Returning Value to Shareholders
We returned $575 million to shareholders in 2015 through dividends and share repurchases.  The Company repurchased $400.1 million of shares and paid $175 million in dividends.  In November 2015, the dividend was increased 21%, from $0.95 per share to $1.15 per share.  Year over year book value adjusted for dividends increased 9%.
Corporate Governance Profile and Compensation Best Practices
We are committed to operating our business consistent with sound corporate practices and strong corporate governance which promotes the long-term interests of our shareholders, strengthens the accountability of the Board and management and helps build trust in the Company.  The Board adheres to the Company's Corporate Governance Guidelines and Ethics Guidelines and Index to Compliance Policies, which are available on the Company's website at http//www.everestregroup.com.  The Board also aims to meet or exceed, where applicable, the corporate governance standards established by the New York Stock Exchange ("NYSE").  In addition, as set forth in more detail in this proxy statement in the section entitled "Compensation Discussion and Analysis", the Board strives to respond to shareholder concerns regarding compensation practices from a governance perspective.

1 Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments.
Proxy Statement    3

Proxy Summary

Highlights of our corporate governance and compensation best practices include:
Governance Profile Best Practice		Company Practice
✓	Size of Board	8
✓	Number of Independent Directors	6
✓	Board Independence Standards	The Board has adopted director independence standards stricter than the listing standards of the NYSE
✓	Director Independence on Key Committees	The Board's Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors
✓	Separate Chairman and CEO	Yes
✓	Annual Election of All Directors	Yes
✓	Majority Voting for Directors	Yes
✓	Board Meeting Attendance	Each director or appointed alternate director attended 100% of Board meetings in 2015
✓	Annual Meeting Attendance	Director attendance expected at Annual Meeting per Governance Guidelines, and 100% of directors attended the 2015 Annual Meeting
✓	No Over-Boarding	No directors sit on the boards of other publically traded companies. Directors are prohibited from sitting on the boards of competitors
✓	Regular Executive Sessions of Non-Management Directors	Yes
✓	Shareholder Access	No share ownership or holding thresholds to nominate qualified director to board
✓	Policy Prohibiting Insider Pledging or Hedging of Company's Stock	Yes
✓	Annual Equity Grant to Non-Employee Directors	Yes
✓	Annual Board and Committee Self Evaluations	Yes
✓	Clawback Policy	Yes
✓	Code of Business Conduct and Ethics for Directors and Executive Officers	Yes

      4    Everest Re Group, Ltd.

Proxy Summary

Compensation Best Practice		Company Practice
✓	No Separate Change in Control Agreement for the CEO	CEO participates in the Senior Executive Change in Control Plan ("CIC Plan") along with the other Named Executive Officers
✓	No Automatic Accelerated Vesting of Equity Awards	Accelerated equity vesting provisions are not and will not be incorporated in the employment agreements of any Named Executive Officer
✓	Double Trigger for Change-in-Control	Yes
✓	No Excise Tax Assistance	No "gross-up" payments by the Company of any "golden parachute" excise taxes upon a change-in-control
✓	Say on Pay Frequency	Say on Pay Advisory Vote considered by Shareholders annually
✓	No Re-pricing of Options and SARs	The Board adheres to a strict policy of no re-pricing of Options and SARs
✓	Vesting Period of Options and Restricted Shares
5-year vesting period for equity awards to executive officers except for performance shares which must meet goal over the course of 3 years prior to settlement
3-year vesting period for equity awards to Directors

✓	Clawback Policy
Clawback Policy covering current and former employees, including Named Executive Officers, providing for forfeiture and repayment of any incentive based compensation granted or paid to an individual during the period in which he or she engaged in material willful misconduct including, but not limited to fraudulent misconduct

✓	Stock Ownership Guidelines for Executive Officers	Six times base salary for CEO; three times base salary for other Named Executive Officers
✓	Stock Ownership Guidelines for Non-Management Directors	Five times annual retainer
✓	Use of Performance Shares as Element of Long-Term Incentive Compensation	Yes

Proxy Statement 5

Proxy Summary

Voting Matters and Board's Voting Recommendations
Proposal	Board's Voting Recommendations	Page
Election of Director Nominees (Proposal 1)	FOR ALL DIRECTOR NOMINEES	7
Appointment of PricewaterhouseCoopers as Company Auditor (Proposal 2)	FOR	60
Re-Approve the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan (Proposal 3)	FOR	61
Non-Binding Advisory Vote on Executive Compensation (Proposal 4)	FOR	63

      6    Everest Re Group, Ltd.

Proposal No. 1—Election of Directors
PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below.  Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Company's Bye-laws provide that all directors will be elected for one-year terms at each Annual General Meeting.
At the 2016 Annual General Meeting, the nominees for director positions are to be elected to serve until the 2017 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director's office is otherwise vacated. At its regularly scheduled meeting on February 24, 2016, the Nominating and Governance Committee recommended to the Board the nominations of Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors, all of whom are currently directors of the Company and John A. Graf, who is a new nominee.
The Board accepted the Nominating and Governance Committee recommendations, and each nominee accepted his or her nomination.  It is not expected that any of the remaining nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly.  There are no arrangements or understandings between any director, or any nominee for election as a director, and any other person pursuant to which such person was selected as a director or nominee.
Information Concerning Nominees
The following information has been furnished by the respective nominees for election as directors to serve for a one year term expiring in May, 2017.
Dominic J. Addesso, 62, a director of the Company since September 19, 2012, became Chief Executive Officer of the Company, Everest Reinsurance Company ("Everest Re") and Everest Reinsurance Holdings, Inc. ("Everest Holdings") on January 1, 2014.  He became President of the Company, Everest Holdings and Everest Re on June 16, 2011 and served as Chief Financial Officer of those companies from 2009 through the second quarter of 2012.  In 2009, he became a director and Executive Vice President of Everest Re and Everest Holdings, and a director, Chairman and Chief Executive Officer of Everest Global Services, Inc. ("Everest Global").  In 2009, he became a director of Everest Reinsurance (Bermuda), Ltd. ("Bermuda Re"), where he has also served as Chairman since 2011 and Chairman and director of Everest Re Advisors, Ltd. ("Everest Re Advisors").  From 2009 through February 2012, he served as director of Everest Reinsurance Company (Ireland), Limited ("Ireland Re") and Everest Underwriting Group (Ireland), Limited ("Ireland Underwriting"), both Irish subsidiaries of the Company.  In 2009, he was appointed as a director of Everest Advisors (UK), Ltd. ("Advisors U.K."), as a director of Mt. McKinley Insurance Company, which was sold during 2015  ("Mt. McKinley"), as well as a director  and Chairman of Everest International Reinsurance, Ltd., ("International Re"), and as a director (until 2014) of Everest Insurance Company of Canada ("EVCAN").  Also in 2009, Mr. Addesso became a director of Everest National Insurance Company ("Everest National"), Everest Indemnity Insurance Company ("Everest Indemnity") and Everest Security Insurance Company (f/k/a Southeastern Security Insurance Company) ("Everest Security") and a director, Chairman and President of Mt. Whitney Securities, LLC (formerly known as Mt. Whitney Securities, Inc.), a subsidiary of Everest Re ("Mt. Whitney").  Mr. Addesso serves as a voting representative of Mt. Whitney in relation to Mt. Whitney's investment in Security First Insurance Holdings, LLC.
From 2008 until he joined the Company in May 2009, Mr. Addesso was President of Regional Clients of Munich Reinsurance America, Inc.  From 2001 to 2009, he served as President of Direct Treaty, Munich Reinsurance America, Inc. with profit and loss responsibility for direct treaty business covering all lines including surety, political risk and marine.  From 1999 through 2001, he served in various underwriting and financial operations roles.  From 1982 to 1995, he served as Executive Vice President and Chief Financial Officer of Selective Insurance Group, Inc.  Prior to that, Mr. Addesso worked in public accounting for KPMG.  Mr. Addesso was selected to serve on the Board because of his significant knowledge of the Company's operations as its Chief Executive Officer and his significant knowledge of the insurance and reinsurance industries.
Proxy Statement    7

Proposal No. 1—Election of Directors

John J. Amore, 67, became a director of the Company on September 19, 2012.  Mr. Amore retired as a member of the Group Executive Committee of Zurich Financial Services Group, now known as Zurich Insurance Group, Ltd., in 2010, for which he continued to act as a consultant through 2012.  From 2004 through 2010, he served as CEO of the Global General Insurance business segment after having served as CEO of the Zurich North America Corporate business division from 2001 through 2004.  He became CEO of Zurich U.S. in 2000, having previously served as CEO of the Zurich U.S. Specialties business unit.  Before joining Zurich in 1992, he was vice chairman of Commerce and Industry Insurance Company, a subsidiary of American International Group, Inc.  Mr. Amore served as a delegate for the Geneva Association, and is an Overseer Emeritus of the Board of Overseers for the School of Risk Management, Insurance and Actuarial Science at St. John's University in New York, a member of the Board of Directors of the W. F. Casey Foundation, Brooklyn, New York and a member of the Board of Trustees and Finance, Audit and Investment Committees of Embry-Riddle Aeronautical University.  Mr. Amore was selected to serve on the Board because of his experience as an insurance industry executive and finance background.
John R. Dunne, 86, became a director of Everest Holdings on June 10, 1996 and served as a director of Everest Re from June 1996 to February 2000.  Thereafter he became a director of the Company upon the restructuring of Everest Holdings.  Mr. Dunne is an attorney and member of the bars of New York and the District of Columbia.  Since 1994 he has been counsel to the law firm of Whiteman Osterman & Hanna LLP in Albany, New York.  From 1995 to 2007, Mr. Dunne served as a director of Aviva Life Insurance Company of New York.  Mr. Dunne was a director of CGU Corporation, an insurance holding company, from 1993 until 2001.  Mr. Dunne was counsel to the Washington, D.C. law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General at the United States Department of Justice. From 1966 to 1989, Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms. Mr. Dunne was selected to serve on the Board because of his legal and governmental experience as well as his experience serving on the boards of insurance companies.
William F. Galtney, Jr., 63, became a director of Everest Holdings on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000.  Thereafter he became a director of the Company upon the restructuring of Everest Holdings.  Since April 1, 2005 he has been President and CEO of Galtney Group, Inc. Since April 1, 2005, he has served as Chairman of Oxford Insurance Services Limited, a managing general and surplus lines agency.  Prior thereto, he was President (from June 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. ("GHIS"), a wholly-owned subsidiary of Arthur J. Gallagher & Co. ("Gallagher")  From 1983 until its acquisition by Gallagher in June 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc.  Mr. Galtney is also Managing Member, President and Director of Galtney Group, LLC and was a director of Mutual Risk Management Ltd. from 1988 to 2002.  During 2007, Mr. Galtney assumed the directorship of Intercare Holdings, Inc. and Intercare Solutions Holdings, Inc. During 2011, Mr. Galtney joined the board of directors of Houston Baseball Partners LLC and Healthcare Liability Solutions, Inc.  Mr. Galtney was selected to serve on the Board because of his experience as an insurance industry executive and director.
John A. Graf, 56, is a candidate for election at the 2016 Annual General Meeting.  Mr. Graf serves as the Non-Executive Vice Chairman of Global Atlantic Financial Group ("Global Atlantic") and joined the board of directors upon Global Atlantic's acquisition of Forethought Financial Group ("Forethought Financial") in 2014.  He served as Chairman and CEO of Forethought Financial from 2006 to 2014. He serves on the Audit, Risk and Compliance Committees of Global Atlantic.  Until December 2015, he served as a non-executive director of QBE Insurance Group Limited where he chaired the Investment and Personnel Committees.  In 2005, he served as Chairman, CEO and President of AXA Financial, Inc. where he also served as Vice Chairman of the Board and President and Chief Operating Officer of its subsidiaries, AXA Equitable Life Insurance Company and MONY Life Insurance Company.  From 2001 through 2004 he was the Executive Vice President of Retirement Savings, American International Group ("AIG") as well as serving as Vice Chairman and member of the Board of Directors of AIG SunAmerica following AIG's acquisition of American General Corporation in 2001, where he served as Vice-Chairman.  Mr. Graf was selected as a nominee by the Board based upon his broad experience in the financial and insurance industries.
8    Everest Re Group, Ltd.

Proposal No. 1—Election of Directors

Gerri Losquadro, 65, became a director of the Company on May 14, 2014.  Ms. Losquadro retired in 2012 as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies ("MMC") and served on the MMC Global Operating Committee.  Prior to becoming a senior executive at MMC, Ms. Losquadro was a Managing Director and senior executive at Guy Carpenter responsible for brokerage of global reinsurance programs including all insurance lines and treaty and facultative and development and execution of Guy Carpenter's account management program.  From 1986 to 1992, Ms. Losquadro held senior leadership positions at AIG's American Home Insurance Company and AIG Risk Management.  From 1982 to 1986, she served as Manager of Special Accounts of Zurich Insurance Group.  Ms. Losquadro was selected to serve on the Board because of the depth and breadth of her knowledge of insurance operations and the insurance and reinsurance industries.
Roger M. Singer, 69, became a director of the Company on February 24, 2010. He was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012.  Mr. Singer, currently retired, was the Senior Vice President, General Counsel and Secretary to OneBeacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessors, CGU Corporation and Commercial Union Corporation, from August of 1989 through December 2005.  He continued to serve as director and consultant to OneBeacon Insurance Group LLC and its twelve subsidiary insurance companies through 2006.  Mr. Singer served with the Commonwealth of Massachusetts as the Commissioner of Insurance from July 1987 through July 1989 and as First Deputy Commissioner of Insurance from February 1985 through July 1987. He has also held various positions in branches of the federal government including the Office of Consumer Affairs and Business Regulation, the Consumer Protection Division and the Federal Trade Commission. Mr. Singer was selected to serve on the Board because of his legal experience and experience as an insurance industry regulator and insurance executive.
Joseph V. Taranto, 67, is a director and Chairman of the Board of the Company.  He retired on December 31, 2013 as Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Board of Everest Holdings and Everest Re, in which capacity he had served since October 17, 1994.  On February 24, 2000, he became Chairman of the Board and Chief Executive Officer of the Company upon the restructuring of Everest Holdings.  Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.).  Mr. Taranto was selected to serve on the Board because of his considerable experience as CEO of publicly traded international insurance and reinsurance companies, intimate knowledge of the Company's operations, and significant insight into the insurance and reinsurance markets.
John A. Weber, 71, became a director on May 22, 2003.  He was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company on January 17, 2012.  Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership which provides investment management and strategic advisory services to institutions.  From 1990 through 2002, Mr. Weber was affiliated with OneBeacon Insurance Group LLC and its predecessor companies.  During that affiliation, he became the Managing Director and Chief Investment Officer of the OneBeacon insurance companies and the President of OneBeacon Asset Management, Inc. (formerly known as CGU Asset Management, Inc.).  From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life & Accident Insurance Company and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company ("Connecticut Mutual") and its affiliate, State House Capital Management Company ("State House"), eventually serving as Senior Vice President of Connecticut Mutual and President of State House. Mr. Weber was selected to serve on the Board because of his experience as an insurance industry executive and investment adviser.
Information Concerning Executive Officers
The following information has been furnished by the Company's executive officers who are not also director nominees.  Executive officers are elected by the Board following each Annual General Meeting and serve at the pleasure of the Board.
Proxy Statement    9

Proposal No. 1—Election of Directors

Craig Howie, 52, the Executive Vice President and Chief Financial Officer of the Company, Everest Re, Everest Holdings and Everest Global, joined the Company on March 26, 2012 as Executive Vice President of Everest Global and Everest Re. During 2015, he assumed the position of Treasurer for Everest Global, Mt. Logan Re, Ltd., ("Mt. Logan"), Everest Security, Everest National, Everest Indemnity, Mt. Whitney Securities, LLC, SIG Sports, Leisure and Entertainment Risk Purchasing Group, LLC, Specialty Insurance Group, Inc., ("SIG"), Premiere Underwriting Services, Inc. and Heartland Crop Insurance, Inc. ("Heartland").  In 2015, he became a director, Executive Vice President and Treasurer of Everest International Holdings (Bermuda), Ltd. ("Bermuda Holdings") and Everest International Assurance, Ltd. ("International Assurance"), a director and Treasurer of Everest Preferred International Holdings, Ltd. ("Preferred Holdings") and a director of Everest National and Everest Indemnity.  In 2013, he became a director of Mt. Logan and Mt. Whitney and the Chief Financial Officer of Everest Indemnity, Everest National and Everest Security.  He became a director of Everest Security during 2014.  During 2012, he became a director of Everest Re, Bermuda Re, International Re, Everest Global and Everest Re.  Mr. Howie serves as a director of Security First Insurance Company, a subsidiary of Security First Insurance Holdings, LLC, since 2014.  Prior to his joining the Company, he served as Vice President and Controller of Munich Reinsurance America, Inc. where, beginning in 2005, he managed the corporate financial reporting, corporate tax, investor relations, financial analysis and rating agency relationship groups.  From 2003 to 2005, he was the Vice President of Financial Services and Operations and served as Vice President Corporate Tax beginning in 1998 and through 2003.  He is a Certified Public Accountant.
Mark S. de Saram, 60, announced his retirement effective April 6, 2016.  He became Executive Vice President of the Company on September 17, 2008, having served as Senior Vice President since October 13, 2004.  In 2015, he became a director of International Assurance and Everest Corporate Member, Limited.  Until his retirement date, he serves as a director, Deputy Chairman, Managing Director and Chief Executive Officer of Bermuda Re and as a director and Deputy Chairman of Everest Re Advisors and International Re. He serves as a director, and non-executive Chairman of the Board of Advisors U.K. and as a director of Ireland Underwriting and of Ireland Re.  Mr. de Saram joined Everest Re in 1995 as Vice President responsible for United Kingdom and European Operations.  Prior to his joining Everest Re, Mr. de Saram accumulated 21 years of reinsurance industry experience working in various underwriting capacities in the United Kingdom and Canada.
John P. Doucette, 50, is the President and CEO of the Reinsurance Division with oversight of all reinsurance and claims operations worldwide. He formerly served as the Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance for the Company, Everest Re, Everest National and International Assurance where he also continues to serve as a director.  He became the Chief Underwriting Officer of the Company and Everest Re in 2012, after having assumed the title of Chief Underwriting Officer for Worldwide Reinsurance for those companies on June 16, 2011.   In 2016, he became a director of International Re and in 2013 he became a director of Mt. Logan.  In 2010, he became a director of Bermuda Re and in 2011, a director of Everest Re and Heartland, a subsidiary of Everest Holdings. Upon joining the Company in 2008, he became Executive Vice President of the Company, Everest Global, and Everest Re.  From 2000 to 2008, Mr. Doucette worked at Max Capital Group Ltd. (formerly Max Re Capital Ltd.) ("Max Capital"), serving in various capacities including President and Chief Underwriting Officer of the P&C Reinsurance division of Max Capital, where he was responsible for new products and geographic expansion. Prior to that, he was an Associate Director at Swiss Re New Markets, a division of Swiss Reinsurance Company, between 1997 and 2000, where he held various pricing, structuring and underwriting roles in connection with alternative risk transfer and structured products. He was an actuarial consultant at Tillinghast from 1989 to 1997.
10    Everest Re Group, Ltd.

Proposal No. 1—Election of Directors

Sanjoy Mukherjee, 49, is Executive Vice President, Secretary and General Counsel of the Company and assumed the position of Managing Director and Chief Executive Officer of Bermuda Re on April 6, 2016 where he also serves as a director.  Since 2006, he has served as Secretary, General Counsel and Chief Compliance Officer of the Company, Everest Global, Everest Holdings and Everest Re also serving as a director in the latter two. In 2015, he became a director, Chairman and CEO of Preferred Holdings and Bermuda Holdings, a director of Everest Service Company (UK), Ltd., Everest Corporate Member, Ltd. and International Assurance.  During 2013, he became a director of Mt. Logan and SIG and Secretary and General Counsel of SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC.  Since 2009, he has served as Secretary of Ireland Re and Ireland Underwriting, where he also serves as director.  Beginning in 2011, Mr. Mukherjee serves as a director, Secretary and General Counsel of Heartland.  Since 2005, he has served as General Counsel of Everest National and Mt. McKinley Managers, L.L.C. and as Secretary of EVCAN, a director and Secretary of Everest National, Everest Indemnity, and Everest Security, where he also serves as Compliance Officer.  Since 2008, he has been Secretary and a director of Mt. Whitney. He became a Vice President of Mt. McKinley in 2002 where he also served as Secretary and Compliance Officer since 2005 and as a director since 2011.  From 2005 through 2007, he served as a director of Bermuda Re. He joined the Company in 2000 as an Associate General Counsel of Mt. McKinley.
Before joining the Company in 2000, Mr. Mukherjee was engaged in the private practice of law as a litigator specializing in insurance and reinsurance coverage disputes and commercial litigation.  Prior to that, Mr. Mukherjee was a Senior Consultant with Andersen Consulting specializing in the manufacturing and the financial services industries.

Proxy Statement       11

The Board of Directors and its Committees
THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board conducts its business through its meetings and meetings of its committees.  The Board currently maintains Audit, Nominating and Governance, Compensation, Executive, Investment Policy and Underwriting committees.
MEMBERSHIP ON BOARD COMMITTEES
Name	Audit	Compensation	Executive	Investment Policy	Nominating and Governance	Underwriting Committee	Independent
Dominic J. Addesso				X		X
John J. Amore	X	Chair			X	X	X
John R. Dunne	X	X			X		X
William F. Galtney, Jr.	X	X	X		Chair	X	X
Gerri Losquadro	X	X			X	Chair	X
Roger M. Singer	Chair	X			X		X
Joseph V. Taranto			X	X
John A. Weber	X	X	X	X	X		X
Meetings	4	4	0	4	4	4
Four formal meetings of the Board were held in 2015.  Each director attended 100% of the total number of meetings of the Board and meetings of all committees of the Board on which the director served either in person or through an alternate director appointment as permitted by the bye-laws and Bermuda Companies Act 1981.  The directors are expected to attend the Annual General Meeting pursuant to the Company's Corporate Governance Guidelines.  All of the directors attended the 2015 Annual General Meeting of Shareholders.
Director Independence
Our Board of Directors has established criteria for determining director "independence" as set forth in our Corporate Governance Guidelines.  These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards.  No director shall be deemed to be "independent" unless the Board shall have affirmatively determined that no material relationship exists between such director and the Company other than the director's service as a member of our Board or any Board committee. In addition, the following enhanced criteria apply to determine independence:
•	no director who is an employee, or whose immediate family member is an executive officer of the Company, is deemed independent until three years after the end of such employment relationship;
•	no director is independent who
(i)	is a current partner or employee of a firm that is the Company's internal or external auditor;
(ii)	has an immediate family member who is a current partner of such firm;
(iii)	has an immediate family member who is a current employee of such firm and personally works on the Company's audit; or
(iv)	was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on the Company's audit within that time;
12    Everest Re Group, Ltd.

The Board of Directors and its Committees

•
no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company's compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•
no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single year, exceeds $10,000 is deemed independent;

•	no director who has a personal services contract with the Company, or any member of the Company's senior management, is independent;
•	no director who is affiliated with a not-for-profit entity that receives significant contributions from the Company is independent; and
•	no director who is employed by a public company at which an executive officer of the Company serves as a director is independent.
Enhanced Audit Committee Independence Requirements
The members of our Audit Committee must meet the following additional independence requirements:
•
no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director's capacity as a member of our Board of Directors, the Audit Committee or any other Board committee or as an independent subsidiary director; and

•
no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received in such director's capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, or as an independent subsidiary director, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided such compensation is not contingent in any way on continued service).

NYSE listing standards also require that we have a Compensation Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors with written charters addressing such committee's purpose and responsibilities and that the performance of such committees be evaluated annually.
Enhanced Compensation Committee Independence Requirements
The members of our Compensation Committee must meet the following additional independence requirements:
•	no director shall be considered independent who:
(i)	is currently an officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (the "Exchange Act")) of the Company or a subsidiary of the Company, or otherwise employed by the Company or subsidiary of the Company;
(ii)	receives compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or
(iii)	possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.
Proxy Statement       13

The Board of Directors and its Committees

•	no director who does not meet the requirements of an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be considered independent.
In assessing the independence of members of the Compensation Committee the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to such member's ability to be independent from management in connection with his or her duties, including, but not limited to (i) the source of his or her compensation, including any consulting, advisory, or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
The Board has determined that John Graf, the director-nominee, would meet the criteria for director independence as set forth above.  Our Board has also affirmatively determined that Ms. Losquadro and each of Messrs. Amore, Dunne, Galtney, Singer and Weber meet the criteria for independence set forth above, and that all members of the Audit Committee and Compensation Committee meet the further requirements for independence set forth above.
The Board considered whether these directors had any material relationships with the Company, its affiliates or the Company's external auditor and concluded that none of them had a relationship that impaired his or her independence.  The Board based its determination on personal discussions with the directors and a review of each director's responses to an annual questionnaire regarding employment, compensation history, affiliations and family and other relationships.  The questionnaire responses form the basis for reviewing a director's financial transactions involving the Company and preparing a report on every relationship that is disclosed by a director, regardless of the amount in question.  This annual review is performed in compliance with the Company's Bye-laws and the Bermuda Companies Act 1981 and the resulting report is approved by resolution of the Board of Directors.  Directors are also subject to the Company's Ethics Guidelines which require full and timely disclosure to the Company of any situation that may result in a conflict or appearance of a conflict.
Additionally, in accordance with our Corporate Governance Guidelines and the disclosure requirement set forth in Bye-law 21(b) of the Company's Bye-laws (which in turn requires compliance with the Bermuda Companies Act 1981), each director must disclose to the other directors any potential conflicts of interest he may have with respect to any matter under discussion.  If a director is disqualified by the Chairman because of a conflict, he must refrain from voting on a matter in which he may have a material interest.
14    Everest Re Group, Ltd.

Board Structure and Risk Oversight

BOARD STRUCTURE AND RISK OVERSIGHT

Board Diversity

Although it does not have a formal written policy with respect to diversity, the Board believes that it is essential that directors represent diverse perspectives, skills and experience.  When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board reviews and discusses many aspects of diversity such as gender, race, education, professional experience, and differences in viewpoints and skills.  To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board's diversity.
Board Leadership Structure
We believe that a Board leadership structure consisting of a separate CEO and Chairman and independent chairs for our Audit, Compensation and Nominating and Governance Committees provide the appropriate balance between management and independent, non-management leadership.  In recognition of the differences between the two roles, the CEO is responsible for setting the strategic direction, culture and day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance and counsel to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.  Given his intimate knowledge of the Company and vast experience as the Company's former CEO, the Board feels it is in the best interests of the Company to have Mr. Taranto continue to chair the Board of Directors.  Mr. Addesso remains a director on the Board.  In addition to Mr. Taranto and Mr. Addesso, the Board is comprised of six outside directors, all of whom are independent.
The Charters for each of the Audit, Compensation and Nominating and Governance Committees, the Corporate Governance Guidelines and the Company's Ethics Guidelines and Index to Compliance Policies are posted on the Company's website at http://www.everestregroup.com.  The Board also maintains an Executive Committee, an Investment Policy Committee and an Underwriting Committee.
Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management to determine and discuss any items including those that should be brought to the attention of management.  The executive sessions are chaired by alternating directors on an alphabetically based rotation.
Board Role in Risk Oversight
Prudent risk management is embodied throughout our Company as part of our culture and is a key point of emphasis by our Board.  In accordance with NYSE requirements, the Company's Audit Committee Charter provides that the Audit Committee has the responsibility to discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control its risk profile, including the Company's risk assessment and risk management guidelines.  Upon the Audit Committee's recommendation, the Board has adopted a formal Risk Appetite Statement that establishes upper boundaries on risk taking in certain areas of the Company including assets, investments, property and casualty business, including catastrophe business.  In managing and implementing the Board's Risk Appetite Statement, the Company developed an Enterprise Risk Management ("ERM") process for managing the Company's risk profile on a holistic basis.  The objective of ERM is to provide an internal framework for assessing risk – both to manage downside threats, as well as identify upside opportunities, with the ultimate goal of enhancing shareholder value.  Company-wide ERM is coordinated through a centralized ERM Unit responsible for implementing the risk management framework that identifies, assesses, monitors, controls and communicates the Company's risk exposures.  The ERM Unit is overseen by our Chief Risk Officer and is staffed and supported with seasoned and accredited actuarial, accounting and management staff.
Proxy Statement       15

Board Structure and Risk Oversight
In order to monitor compliance and liaise with the Board regarding the Company's ERM activities, we established an Executive Risk Management Committee ("ERM Committee") comprised of the President, the Chief Financial Officer, the Chief Underwriting Officer, the General Counsel and the Chief Risk Officer.  The ERM Committee, in conjunction with Board input, is responsible for establishing risk management principles, policies and risk tolerance levels.  It provides centralized executive oversight in identifying, assessing, monitoring, controlling, and communicating the Company's enterprise-wide risk exposures and opportunities in accordance with pre-approved parameters and limits.  The ERM Committee meets quarterly to review in detail the Company's risk positions compared to risk appetites, scenario testing, financial strength, and risk accumulation.
The Chief Risk Officer reports to the Audit Committee, and in conjunction with the input of the ERM Committee, presents a comprehensive report, on a quarterly basis, to the Audit Committee with respect to our risk management procedures and our exposure status relative to the Board's Risk Appetite Statement in our three key risk areas – asset risk, natural catastrophe exposure risk and long tailed reserve risk.  These risk exposures are reviewed and managed on an aggregate and individual risk basis throughout our worldwide property and casualty insurance and reinsurance businesses and our investment portfolio.

16    Everest Re Group, Ltd.

Board Committees
BOARD COMMITTEES

Audit Committee

The principal purposes of the Company's Audit Committee, as set forth in its Charter, are to oversee the integrity of the Company's financial statements and the Company's compliance with legal and regulatory requirements, to oversee the independent registered public accounting firm, to evaluate the independent registered public accounting firm's qualifications and independence and to oversee the performance of the Company's internal audit function.   The Company's Chief Internal Audit Officer reports directly to the Chairman of the Audit Committee.  The Audit Committee meets with the Company's management, Chief Internal Audit Officer and the independent registered public accounting firm, both separately and together, to review the Company's internal control over financial reporting and financial statements, audit findings and significant accounting and reporting issues. The Audit Committee Charter is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations.  The Charter is available on the Company's website at http://www.everestregroup.com.
No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect such member's ability to serve on the Company's Audit Committee.
The Board has determined that all members of the Audit Committee are financially literate. The Board has also determined that Mr. Singer qualifies as an "audit committee financial expert" as defined by SEC rules and has accounting or related financial management expertise as required by NYSE listing standards.
Audit Committee Report
The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company's independent auditors, the audited financial statements for the year ended December 31, 2015 (the "Audited Financial Statements").  In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 "Communications with Audit Committees."  The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with that firm its independence.  The Audit Committee also has discussed with Company management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate.  Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.
The Audit Committee devoted substantial time in 2015 to discussing with the Company's independent auditors and internal auditors the status and operating effectiveness of the Company's internal control over financial reporting.  The Audit Committee's oversight involved several meetings, both with management and with the auditors outside the presence of management, to monitor the preparation of management's report on the effectiveness of the Company's internal control.  The meetings reviewed in detail the standards that were established, the content of management's assessment, and the auditors' testing and evaluation of the design and operating effectiveness of the internal control.  As reported in the Company's Annual Report on Form 10-K filed February 29, 2016, the independent auditors concluded that, as of December 31, 2015, the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
Under its Charter and the "Audit and Non-Audit Services Pre-Approval Policy" (the "Policy"), the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditors.  The Policy mandates specific approval by the Audit Committee for any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC's
Proxy Statement       17

Board Committees

rules on auditor independence.  The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality.  The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services.  It may determine, for each fiscal year, the appropriate ratio between the total amount of  audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified below as "All Other Fees".  All such factors are considered as a whole, and no one factor is determinative. The Audit Committee further considered whether the performance by PricewaterhouseCoopers LLP of the non-audit related services disclosed below is compatible with maintaining their independence.  The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2015 and 2014.
The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates related to 2015 and 2014 are as follows:
	2015	2014
Audit Fees (1)	$3,711,514	$3,663,126
Audit-Related Fees (2)	132,578	115,700
Tax Fees (3)	940,660	150,000
All Other Fees (4)	10,196	8,227
(1)	Audit fees include the annual audit and quarterly financial statement reviews, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company's consolidated financial statements. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.
(2)	Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.
(3)	Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.
(4)	All other fees are for accounting and research subscriptions.
Roger M. Singer, Chairman
John J. Amore
John R. Dunne
William F. Galtney, Jr.
Gerri Losquadro
John A. Weber
18    Everest Re Group, Ltd.

Board Committees

Compensation Committee
The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers and the Company's Chief Financial Officer, Comptroller, Treasurer, Chief Internal Audit Officer, Chief Risk Officer and Secretary.  The Compensation Committee also has oversight responsibilities for all of the Company's compensation and benefit programs, including administration of the Company's 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan.  The Compensation Committee adopted a Charter which is available on the Company's website at http://www.everestregroup.com.  The Compensation Committee Charter, which is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations, provides that the Compensation Committee may form and delegate authority to subcommittees or to committees of the Company's subsidiaries when appropriate.  This delegation authority was not exercised by the Compensation Committee during 2015.  Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in this Proxy Statement under the heading "Compensation Discussion and Analysis".
Compensation Committee Report
Management has the primary responsibility for the Company's financial statements and reporting process, including the disclosure of executive compensation.  The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Amore, Chairman
John R. Dunne
William F. Galtney, Jr.
Gerri Losquadro
Roger M. Singer
John A. Weber
Proxy Statement       19

Board Committees

Nominating and Governance Committee
The Nominating and Governance Committee was established by the Board on November 21, 2002, with authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company.
Shareholder Nominations for Director
The Nominating and Governance Committee will consider a shareholder's nominee for director who is proposed in accordance with the procedures set forth in Bye-law 12 of the Company's Bye-laws, which is available on the Company's website or by mail from the Corporate Secretary's office.  In accordance with this Bye-law, written notice of a shareholder's intent to make such a nomination at the 2017 Annual General Meeting of Shareholders must be received by the Secretary of the Company at the address listed below under Shareholder and Interested Party Communications with Directors, between November 15, 2016 and December 15, 2016. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.
As with any candidate for director, the Nominating and Governance Committee will consider a shareholder candidate nominated in accordance with the procedures of Bye-law 12 based solely on his/her character, judgment, education, training, business experience and expertise.  In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their Board and Committee duties. It is in the Company's best interests that the Board be comprised of individuals whose skills, experience, diversity and expertise complement those of the other Board members.  The objective is to have a Board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance markets and operations, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, legal/regulatory and any other areas which the Board and Committee deem appropriate in light of the continuing operations of the Company and its subsidiaries.  Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company's operations and a diversity of background and experience are also among the relevant criteria to be considered.  Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board.  The foregoing criteria are as specified in the Company's Corporate Governance Guidelines.  As a part of the annual self-evaluation process, the Nominating and Governance Committee assesses its adherence to the Corporate Governance Guidelines.
William F. Galtney, Jr., Chairman
John J. Amore
John R. Dunne
Gerri Losquadro
Roger M. Singer
John A. Weber
20    Everest Re Group, Ltd.

Board Committees

Code of Ethics for CEO and Senior Financial Officers
The Company's Code of Conduct includes its "Ethics Guidelines" that is intended to guide all of the Company's decisions and behavior by holding all directors, officers and employees to the highest standards of integrity.  In addition to being bound by the Ethics Guidelines provisions relating to ethical conduct, conflict of interest and compliance with the law, the Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and senior financial officers in compliance with specific regulations promulgated by the SEC.  The text of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance page on the Company's website at http://www.everestregroup.com.  This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below.  In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.
Shareholder and Interested Party Communications with Directors
Shareholders and interested parties may communicate directly with the Board of Directors or with individual directors.  All communications should be directed to the Company's Secretary at the following address and in the following manner:
Everest Re Group, Ltd. Corporate Secretary
c/o Everest Global Services, Inc.
Westgate Corporate Center
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938-0830
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director.  Each communication addressed to an individual director and received by the Company's Secretary from shareholders or interested parties, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party.  Communications addressed to the "Board of Directors" or to the "Non-Management Directors" will be forwarded to the Chairman of the Nominating and Governance Committee.

Proxy Statement       21

Common Share Ownership by Directors and Executive Officers
COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Shares as of March 21, 2016 by the directors of the Company, by the director nominee, by the executive officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group.  Information in this table was furnished to the Company by the respective directors and Named Executive Officers.  Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (13)
John J. Amore	11,427	(1)	*
John R. Dunne	11,379	(2)	*
William F. Galtney, Jr.	62,126	(3)	*
John A. Graf	0		*
Gerri Losquadro	5,267	(4)	*
Roger M. Singer	10,332	(5)	*
Joseph V. Taranto	334,008	(6)	*
John A. Weber	12,506	(7)	*
Dominic J. Addesso	78,092	(8)	*
Mark S. de Saram	21,862	(9)	*
John P. Doucette	25,105	(10)	*
Craig Howie	16,109	(11)	*
Sanjoy Mukherjee	30,379	(12)	*
All directors, nominees and executive officers as a group (12 persons)	618,592		1.3
*	Less than 1%
(1)	Includes 454 shares issuable upon the exercise of share options within 60 days of March 20, 2016. Also includes 3,998 restricted shares issued to Mr. Amore under the Company's 2003 Non-Employee Director Equity Compensation Plan ("2003 Directors Plan") which may not be sold or transferred until the vesting requirements are satisfied.
(2)	Includes 3,998 restricted shares issued to Mr. Dunne under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(3)	Includes 34,750 shares owned by Galtney Family Investors, Ltd., a limited partnership in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner, as well as various family legal entities. Also includes 3,998 restricted shares issued to Mr. Galtney under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(4)	Includes 3,965 restricted shares issued to Ms. Losquadro under the 2003 Directors Plan and 212 restricted shares issued under the Company's 2009 Non-Employee Director Equity Compensation Plan ("2009 Directors Plan") which may not be sold or transferred until the vesting requirements have been satisfied.
(5)	Includes 3,998 restricted shares issued to Mr. Singer under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(6)	Includes 3,998 restricted shares issued to Mr. Taranto under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(7)	Includes 3,998 restricted shares issued to Mr. Weber under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(8)	Includes 42,389 restricted shares issued to Mr. Addesso under the Company's 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
22    Everest Re Group, Ltd.

Common Share Ownership by Directors and Executive Officers

(9)	Includes 7,919 restricted shares issued to Mr. de Saram under the Company's 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(10)  Includes 12,777 restricted shares issued to Mr. Doucette under the Company's 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(11)  Includes 10,757 restricted shares issued to Mr. Howie under the Company's 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(12)  Includes 9,910 restricted shares issued to Mr. Mukherjee under the Company's 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(13)  Based on 47,517,722 total Common Shares outstanding and entitled to vote as of March 21, 2016. Also includes 454 shares issuable upon the exercise of share options exercisable within 60 days of March 21, 2016.

Proxy Statement       23

Principal Beneficial Owners of Common Shares

PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES

To the best of the Company's knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2015 are set forth below.  This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.
	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class (5)
Everest International Reinsurance, Ltd.	9,719,971	(1)	18.5
Seon Place, 141 Front Street, 4th Floor
Hamilton HM 19, Bermuda
BlackRock, Inc.	3,924,421	(2)	9.1
55 East 52nd Street
New York, New York 10022
The Vanguard Group	2,754,684	(3)	6.4
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
(1)	Everest International Reinsurance, Ltd. ("International Re") a direct wholly-owned subsidiary of the Company, obtained the Company's Common Shares from Everest Preferred International Holdings ("Preferred Holdings"), a direct wholly owned subsidiary of the Company, in exchange for preferred stock issued by International Re. Preferred Holdings had obtained the Company's common shares from Everest Reinsurance Holdings, Inc. in exchange for preferred stock issued by International Re. International Re had sole power to vote and direct the disposition of 9,719,971 Common Shares as of December 31, 2015. According to the Company's Bye-laws, the total voting power of any Shareholder owning more than 9.9% of the Common Shares will be reduced to 9.9% of the total voting power of the Common Shares.
(2)	BlackRock, Inc. reports in its Schedule 13G that it has sole power to vote 3,559,816 Common Shares and sole dispositive power with respect to 3,924,421 Common Shares.
(3)	The Vanguard Group reports in its Schedule 13G that it has sole power to vote 42,417 Common Shares, shared voting power for 4,000 Common Shares, sole dispositive power with respect to 2,709,180 Common Shares and shared dispositive power with respect to 45,504 Common Shares.
(4)	The percent of class shown for International Re includes the Common Shares held by International Re as part of the total Common Shares outstanding. However, pursuant to Instruction 1, Item 403 of Regulation S-K, the percent of class shown for BlackRock, Inc. and the Vanguard Group exclude the Common Shares held by International Re from the total Common Shares outstanding. If such shares owned by International Re were included, the percent of class owned by BlackRock, Inc. and the Vanguard Group would be 7.5% and 5.3%, respectively.

      24    Everest Re Group, Ltd.

Directors' Compensation
DIRECTORS' COMPENSATION

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer ("Non-Employee Director" or "Non-Management Director") was compensated in 2015 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended.  Each Non-Employee Director is compensated in the form of an annual retainer and a discretionary equity grant.

Each Non-Employee Director received a standard retainer payable in the form of cash or Common Shares at the Director's election.  In addition to the standard retainer, Mr. Taranto received an additional retainer payable in the form of cash pursuant to his December 31, 2013 Chairmanship Agreement.  Giving Non-Employee Directors an opportunity to receive their standard retainer in the form of Common Shares is intended to further align their interests with those of the Company's shareholders.  The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the preceding day for which there is a reported sale.  During 2015, each of the Non-Employee Directors elected to receive their retainers in the form of cash except for Mr. Amore who elected to receive his in the form of Common Shares paid in quarterly installments.
The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2015.
2015 DIRECTOR COMPENSATION TABLE
					Change in
					Pension Value
					and Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Share	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation (4)	Total
John J. Amore	$75,000	$357,680	$—	$—	$—	$17,286	449,966
John R. Dunne	75,000	357,680	—	—	—	15,992	448,672
William F. Galtney, Jr.	75,000	357,680	—	—	—	15,992	448,672
Gerri Losquadro	75,000	357,680	—	—	—	11,781	444,461
Roger M. Singer	75,000	357,680	—	—	—	23,492	456,172
Joseph V. Taranto	1,575,000	357,680	—	—	—	13,328	1,946,008
John A. Weber	75,000	357,680	—	—	—	23,492	456,172
(1)	During 2015, all of the directors elected to receive their compensation in cash except for Mr. Amore who received 426 shares in compensation for his service during 2015. Pursuant to his Chairmanship Agreement, Mr. Taranto received $1.5 million in addition to the standard annual retainer.
(2)	The amount shown is the aggregate grant date fair value of the 2015 grant computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") calculated by multiplying the number of shares by the fair market value (the average of the high and low of the Company's stock price on the NYSE on the date of grant) ("FMV"). Each of the Non-Employee Directors was awarded 2,000 restricted shares on February 25, 2015 at FMV of $178.84. The aggregate number of restricted stock outstanding at year-end 2015 was 3,998 for all directors except Ms. Losquadro, who has 4,177 shares.
(3)	As of December 31, 2015, Mr. Amore has outstanding options to purchase 454 shares, all of which are exercisable. This grant was awarded upon his appointment to the Board on September 19, 2012.
(4)	Dividends paid on each director's restricted shares. For Messrs. Singer and Weber, also includes $7,500 in director fees for meetings attended as directors of both Bermuda Re and International Re.

Proxy Statement       25

Compensation Discussion and Analysis
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company's executive compensation program is intended to align the interests of our executive officers with those of our shareholders.  We stress merit-based performance awards and structure overall compensation to provide appropriate incentives to executives to optimize net earnings and to increase book value per share.  For 2015, Named Executive Officers received annual awards based largely on such value-based financial performance metrics as growth in book value per share and return on equity.
Our executive compensation program is designed and endorsed by the Compensation Committee whose members satisfy the independence requirements discussed previously.  In designing the Company's executive compensation program, the Compensation Committee endeavors to reflect the core objectives of (i) attracting and retaining a talented team of executives who will provide creative leadership and ensure success for the Company in a dynamic and competitive marketplace; (ii) supporting the execution of the Company's business strategy and the achievement of long-term financial objectives; (iii) creating long-term shareholder value; and (iv) rewarding executives for achieving financial performance surpassing that of our competitors over time.  We believe that our compensation program for the Named Executive Officers was instrumental in helping the Company achieve record financial performance in 2015:
•	The Company earned $1.1 billion in after-tax operating income[2] representing record operating earnings per share and a corresponding 15% return on equity (ROE)[3].
•	Book value per share increased 7% for the year to $178.21.
•	The Company returned $575 million in capital to shareholders during 2015 as follows:
➢	We paid quarterly dividends totaling $175 million in 2015. We also increased our quarterly dividend by 21% in the fourth quarter.
➢	We returned $400.1 million to shareholders by repurchasing 2.3 million shares of our common stock under our previously announced stock repurchase plan.
Since going public in 1995, the Company has achieved compound annual growth in dividend-adjusted book value per share of 12.5%.

2 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses). Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.
3 Return on average adjusted shareholder equity excludes net after-tax unrealized appreciation (depreciation) of investments.
      26    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Everest Re Group, Ltd. (RE)

TWENTY YEAR COMPARATIVE RETURN*—RE VS. S&P 500 INDEX

RE Shares
S&P 500 Index
1200%
1000
800
600
400
200
0
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
12/05
12/06
12/07
12/08
12/09
12/10
12/11
12/12
12/13
12/14
12/15

*Including Stock Appreciation & Dividends
 Source: Bloomberg as of 12/31/2015
Everest Re total return* over S&P 500:
2014 - 2015	2010 - 2015	2005 - 2015	IPO* - 2015
9%	58%	19%	641%
Compensation Practices and 2015 Say-On-Pay Vote
A primary focus of our Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. Our compensation program incorporates numerous compensation best practices that address common shareholder concerns and advance the Company's philosophy of long-term shareholder growth. Highlights include:
COMPENSATION PRACTICES
•	Separate change-in-control agreement for the CEO
•	CEO and all participants in the CIC Plan are subject to double-trigger provisions
•	No "gross-up" payments by the Company of any "golden parachute" excise taxes upon a change-in-control
•	No accelerated equity vesting in CEO's employment agreement, except in the limited circumstance of a change-in-control
•	Retained independent compensation consultant to advise on compensation practices and levels in (re)insurance industry
•	Incentive cash bonuses for all Named Executive Officers tied to specific Company financial performance metrics
•
For 2015, approximately 33.3% of Named Executive Officers' long-term incentive compensation is in the form of performance share units that can only be earned upon satisfaction of specific Company financial performance metrics over a 3 year period

•	Say on Pay Advisory Vote considered by shareholders annually
•	Stock ownership and retention guidelines for executive vice presidents and above
Proxy Statement       27

Compensation Discussion and Analysis

The Company received a positive 95.28% approval of the advisory vote on "say on pay" at its 2015 Annual Meeting. Our Board of Directors and its Compensation Committee are committed to addressing shareholder concerns and conducting an annual review of the Company's compensation practices to determine whether modifications to the Company's compensation program would be in the best interest of shareholders and advance the Company's philosophy of long term shareholder growth.  In consideration of the positive advisory vote and shareholder feedback received during periodic outreach after the 2015 Annual Meeting, the Committee did not make any significant changes to the structure of the Company's compensation program.  As discussed below, the Committee did choose the Company's plan ROE to be the financial performance metric for determination of the bonus awards to NEOs.  In addition to being responsive to our shareholders' concerns, we believe that the compensation elements and practices associated with our compensation program result in an executive compensation program that best serves the Company and our shareholders.

Alignment of CEO Compensation to Shareholder Return
5,890
6,623
6,776
10,458
17,446
21,287
6,492
8,162
300
250
200
150
100
50
0
Total Stock Return Index
2008
2009
2010
2011
2012
2013
2014
2015
CEO Compensation
Total Stock Return Index*

*Total Stock Return Index is a measure of performance and is calculated as the change in share price plus reinvestment of dividends, assuming an initial investment of $100.
Source: Nasdaq/Thomson
      28    Everest Re Group, Ltd.

Compensation Discussion and Analysis
THE COMPANY'S COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's executive compensation program is designed to attract, motivate and retain highly talented individuals whose abilities are critical to the ongoing success of the Company.  In this regard, the Company's executive compensation program utilizes a dual approach.  In the first instance, the program has a short-term component consisting of a base salary and a performance based cash bonus predominantly tied to a Company financial metric.  Secondly, the Compensation Committee rewards long-term performance through the use of discretionary time-based, as well as  performance-based, equity awards tied to specific financial performance factors designed to closely align the interests of key executives with the longer term interests of the Company's shareholders.
The Compensation Committee is guided by the following principles when making compensation decisions individually and collectively with respect to our executives:
•
Compensation of executive officers is based on the level of job responsibility, contribution to the performance of the Company, individual performance in light of general economic and industry conditions, teamwork, resourcefulness and ability to manage our business.

•
Compensation awards and levels are intended to be reasonably competitive with compensation paid by organizations of similar stature to both motivate the Company's key employees and minimize the potential for disruptive and costly key employee turnover.

•
Compensation is intended to align the interests of the executive officers with those of the Company's shareholders by basing a significant part of total compensation on our executives' contributions over time to the generation of shareholder value.

Components of the Company's Compensation Program
The Compensation Committee meets each February to review and approve compensation for each Named Executive Officer including any adjustments to base salary, bonus awards and equity grants in consideration of the officer's prior year's performance as well as performance over time.  In addition, from time to time, the Compensation Committee may make separate salary adjustments to Named Executive Officers during the course of the year to recognize mid-year promotions, changes in job functions and responsibilities, or other circumstances.
For 2015, the maximum potential bonus was tied to the Company ROE. Final awards also consider achievement of individual non-financial
The components of our executive compensation program and their respective key features are shown in the table below:
Components of Executive Compensation
COMPONENT	FORM	KEY FEATURES
Base Salary	Cash	• Intended to attract and retain top talent
• Generally positioned near the median of our pay level peer group, but varies with individual skills, experience, responsibilities and performance
• Represents approximately 14.5% of CEO's total compensation for 2015
Annual Bonus	Cash	• For 2015, the maximum potential bonus was tied to the Company ROE. Final awards also consider achievement of individual non-financial goals
• All NEOs were selected as participants in the Executive Performance Annual Incentive Plan ("Plan") for 2015 with the maximum bonus potential available for award to any participant in the Plan being no more than 0.5% of FY 2015 Operating
Income, not to exceed $3.5 million

Proxy Statement       29

Compensation Discussion and Analysis

COMPONENT	FORM	KEY FEATURES
• Performance goals established at the beginning of each fiscal year
• No guaranteed minimum award
• Intended to motivate annual performance with respect to key financial measures, coupled with individual performance factors
• Represents approximately 42% of CEO's total compensation for 2015
Performance Shares	Equity	• Tied to the rate of annual ROE and cumulative growth in book value per share relative to our peer group over a three-year period
• Payouts range from 0% of target payout to 175% of target payout, depending on performance after 3 years
• Intended to motivate long term performance with respect to key financial measures and align our NEOs' interests with those of our shareholders
• Represents approximately 14.5% of CEO's total compensation for 2015
Restricted Shares	Equity	• Vests at the rate of 20% per year after anniversary of grant over a five year period
• Intended to motivate long-term performance, promote appropriate risk-taking, align our NEOs' interests with shareholders'
interests and promote retention
• Represents approximately 29% of CEO's total compensation for 2015

As shown in the chart below, the Compensation Committee manages the pay mix for our executive officers such that a substantial portion is "at risk" compensation so as to better align the interest of our Named Executive Officers with the Company's shareholders.  Our CEO's 2015 at risk compensation was 86.7%, and the average of all other Named Executive Officers' at risk compensation was 73%.  The amounts above and in the chart do not include the amounts set forth in the columns labeled "Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" in the Summary Compensation Table on page 48.

Chief Executive Officer "At Risk" Compensation 86%

14.5%
42.0%
43.5%
Salary
Equity
Target Cash Incentive

Other Named Executive Officers "At Risk" Compensation 73%

33%
27%
40%
Salary
Equity
Target Cash Incentive

      30    Everest Re Group, Ltd.

Compensation Discussion and Analysis

In addition, all employees including executive officers received other compensation in the form of benefits.  Such other compensation included Company-paid term life insurance, partially subsidized medical and dental plans, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan.  Certain executives also participated in a Supplemental Savings Plan whose purpose is principally to restore benefits that would otherwise have been limited by U.S. benefit plan rules applicable to the 401(k) employee savings plan.
Compensation Consultant
The Committee engaged an independent consulting firm to provide advice about competitive compensation practices and analyze how our executive compensation compares to that of other similarly situated companies, including comparable publicly held property and casualty insurance and reinsurance companies.  In 2015, the Compensation Committee engaged Frederic W. Cook & Co. ("Cook") as an independent advisor to advise and assist with decisions relating to our executive compensation program including reviewing our annual and long-term incentive plans, assisting in identifying our pay level peer group as well as conducting a competitive marketplace assessment of our Named Executive Officer compensation, and offering advice on compensation best practices.
Cook provides no other services to the Company or its affiliates, and worked with the Company's management only on matters for which the Compensation Committee is responsible.  The Compensation Committee reviewed its relationship with Cook, considered Cook's independence and the existence of potential conflicts of interest, and determined that the engagement of Cook did not raise any conflict of interest.  In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and NYSE rules regarding compensation advisor independence.  The total amount of fees paid to Cook in 2015 was $75,939.  Cook received no other fees or compensation from the Company.
The Role of Peer Companies and Benchmarking
The Compensation Committee identified a peer group comprised of companies that are similar to us in industry and size for purposes of benchmarking and evaluating the competitiveness of our pay levels and compensation packages for our Named Executive Officers.  In determining the final peer group, the Compensation Committee selected publicly traded insurers and reinsurers that directly compete with the Company for business and talent.  The Compensation Committee reviews both compensation and performance at peer companies as a benchmark when setting compensation levels that it believes are commensurate with the Company's performance.  Although the Committee did not set compensation components to meet specific benchmarks, such as targeting salaries "above the median" or equity compensation "at the 75th percentile" of peer companies at the outset of 2015, it did utilize the peer compensation benchmark data provided by Cook in determining appropriate incentive compensation amounts relative to individual and Company performance awarded to our Named Executive Officers for the 2015 fiscal year.  Further, the Committee utilized such peer group metrics in setting Named Executive Officer targets and benchmarks for the 2015 fiscal year.
For 2015, the Committee selected the following companies to serve as our pay level peer group:
ACE Limited(1)	Alleghany Corporation	Allied World Assurance Company Holdings, AG
Arch Capital Group, Ltd.	Aspen Insurance Holdings, Limited	AXIS Capital Holdings, Limited
Endurance Specialty Holdings Ltd.	Markel Corporation	Partner Re Ltd.
Platinum Underwriters Holdings, Ltd.	RenaissanceRe Holdings Ltd.	Validus Holdings, Ltd.
W.R. Berkley Corporation	XL Group, plc
(1)  Upon closing its acquisition of The Chubb Corporation on January 14, 2016, ACE Limited changed its name to Chubb Limited.
Proxy Statement       31

Compensation Discussion and Analysis

Base Salary and Bonus Determinations
The base salaries for all executive officers are determined by the Compensation Committee, established upon hire or assignment date and reconsidered annually or as responsibilities change.  In setting an executive's initial base salary, the Compensation Committee considers the executive's abilities, qualifications, accomplishments and prior experience.  The Compensation Committee also considers base salaries of similarly situated executive officers in its identified peer companies when assessing competitive conditions in the industry.  Subsequent adjustments to the executive's base salary in the form of annual raises or upon renewal of an employment agreement take into account the executive's prior performance, the financial performance of the Company and the executive's contribution to the Company's performance over time, as well as competitive conditions in the industry.
Incentive Based Bonus Plans
In connection with fiscal year 2015 performance, the Company awarded annual performance-based cash bonuses to the Named Executive Officers pursuant to the Executive Performance Annual Incentive Plan, which is a shareholder-approved bonus plan.
2015 INCENTIVE-BASED BONUS TARGETS AND AWARDS
Named Executive Officer	Target Incentive Bonus (% Base Salary)	Target Incentive Bonus	Potential Maximum Incentive Bonus	Actual Bonus Award
Dominic J. Addesso (CEO)	125%	$1,250,000	$3,500,000	$2,900,000
Craig W. Howie (CFO)	100%	$515,000	$1,030,000	$760,000
John P. Doucette (CUO)	100%	$675,000	$1,350,000	$1,150,000
Mark S. de Saram CEO of Bermuda Re	100%	$620,000	$1,240,000	$775,000
Sanjoy Mukherjee (GC)	100%	$470,000	$940,000	$700,000
TOTAL		$3,530,000	$8,060,000	$6,285,000
% Net After-Tax Operating Income		.3%	.7%	.57%
Executive Performance Annual Incentive Plan
The Compensation Committee identifies the executive officers eligible to participate in the Executive Performance Annual Incentive Plan (the "Executive Incentive Plan").  The purpose of the Executive Incentive Plan is to define and limit the amounts that may be awarded to eligible executives of the Company so that the awards will qualify as performance-based compensation under Section 162(m) of the Code.  Section 162(m) of the Code limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated officers.  However, compensation is exempt from this limit if it qualifies as "performance-based compensation."  To preserve the tax deductibility of cash bonuses paid under the Executive Incentive Plan, those bonuses are designed to qualify as "performance-based compensation" that is not counted toward the $1 million limit.  In accordance with the Code and applicable regulations, the Executive Incentive Plan is a shareholder approved plan that is presented for shareholder approval every five years.4  Among other things, the Executive Incentive Plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company's average annual income before taxes for the preceding five years.

4 The current Executive Incentive Plan was approved by shareholders in 2011, and is being resubmitted for shareholder approval at the 2016 Annual General Meeting (See Proposal 3).
      32    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee, within 90 days after the beginning of the fiscal year, selects those executive officers of the Company and its subsidiaries who will participate in the Executive Incentive Plan for that year.  The Compensation Committee sets maximum potential bonus amounts for each participant based on achievement of specific performance criteria, chosen from among the performance criteria set forth in the Executive Incentive Plan, that most closely align Company financial performance to long-term shareholder value creation.  Because the amounts represent only the maximum potential award if the Company achieves the predefined performance metrics for purposes of 162(m) of the Code, the Compensation Committee may exercise discretion and award an amount that is less than the potential maximum amount to reflect actual corporate, business unit and individual performance.
For purposes of satisfying Section 162(m) and Executive Incentive Plan requirements that a participant's bonus be based on the achievement of specific performance criteria, the Compensation Committee established the maximum potential bonus for any participant in the Executive Incentive Plan in 2015 to be no more than 0.5% of fiscal year 2015 operating income, and in no event can such bonus exceed $3.5 million.
Subject to the foregoing maximum, the Board determined that the maximum potential bonus for Mr. Addesso would be $3.5 million or 350% of his base salary.  For Messrs. Doucette, de Saram, Howie and Mukherjee, their maximum potential bonus would be 200% of their base salary.
In addition, and subject to the foregoing maximums, the total bonus determination for a participant in 2015 is arrived at by application of two independent components: (1) financial performance criteria and (2) subjective evaluation of individual performance.
For each Named Executive Officer, the Compensation Committee established full year plan ROE targets for the Company as the additional objective financial performance criteria to be applied in connection with a portion of their bonus compensation. The Compensation Committee considers 70% of the maximum bonus eligible to be earned based on tiered Company ROE results. In determining that 70% of the maximum bonus should be tied to achievement of these additional financial performance metrics, the Committee desired to preserve financial metrics as being the predominant determinant of whether a participant had earned the maximum bonus potential.
The Compensation Committee separately considers the remaining 30% of the maximum bonus eligible to be earned by a participant based upon successful achievement of individual non-financial goals established for each participant. Consideration of individual performance is done to acknowledge that the property and casualty (re)insurance business is a risk-based endeavor where a company's financial results in any one financial year may be impacted by exogenous factors beyond human control such as an unexpected severe hurricane season or other catastrophe activity.  Implicit in such a determination is the recognition that our financial success over the long term is not dependent on any one financial year's results. This balanced approach allows the Company to remain competitive and foster retention of successfully performing Named Executive Officers.
The Committee is not bound to any minimum bonus amount, and retains discretion to scale the payments below the potential maximum bonus and to award no cash bonus to any Named Executive Officer.
The Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and de Saram to participate in the Executive Incentive Plan for fiscal year 2015, which tied their maximum potential bonus awards to the performance criteria as described in more detail below.
At its February 2016 meeting, the Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and Jonathan Zaffino as Executive Incentive Plan participants for the 2016 fiscal year.
Proxy Statement       33

Compensation Discussion and Analysis

Long-Term Compensation Determinations
The second component of the Company's executive compensation plan is premised on a strategic view of compensation.  This long-term compensation component is achieved through the Everest Re Group, Ltd. 2010 Stock Incentive Plan ("2010 Stock Incentive Plan").  Awards under the 2010 Stock Incentive Plan are generally intended to reinforce management's long-term emphasis on corporate performance, provide an incentive for key executives to remain with the Company for the long term, and provide a strong incentive for employees to work to increase shareholder value by aligning employees' interests with those of the shareholders.
Equity awards may take the form of share options, share appreciation rights, restricted shares, performance share units or share awards.  Until 2015, the Committee had only awarded restricted shares and non-qualified share options.  Commencing in 2015, the Compensation Committee awarded performance share units.  Options and restricted shares are awarded on the day that they are granted by the Compensation Committee and valued as of the grant date.  Options are issued with an exercise price equal to the fair market value of the Company's stock on the grant date.  The Company determines fair market value by averaging the high and low market price on the grant date.
With respect to the equity award process, the CEO makes recommendations to the Compensation Committee for each eligible executive officer, and the proposed awards are discussed with and reviewed by the Compensation Committee.  While the Compensation Committee takes into account management's input on award recommendations, all final determinations are in the subjective judgment and discretion of the Compensation Committee.  In determining the final award amounts, the Compensation Committee reviewed each recipient's demonstrated past and expected future individual performance as well as his/her contribution to the financial performance of the Company over time, the recipient's level of responsibility within the Company, his/her ability to affect shareholder value, and the value of past share awards.  Finally, the Compensation Committee also considers the value of equity awards granted to similarly situated executive officers by our pay level peer group in order to ensure a competitively attractive overall compensation package.
Equity grants are made at the Compensation Committee's February meeting.  There is no plan or practice to grant equity awards in coordination with the release of material non-public information.  Additionally, the Company's Ethics Guidelines and Insider Trading Policy prohibit our executive officers, directors and other employees from trading in options in the Company's shares.  Prohibited options include options awarded under the 2010 Stock Incentive Plan, as well as any expired stock incentive plans, "put" options and "call" options.  The Company's anti-hedging policy prohibits its officers, directors or other employees from engaging in transactions geared toward "shorting" the Company's stock or trading in straddles, equity swaps or other derivative securities that are directly linked to the Company's common shares.  In February 2015, the Board adopted stock ownership and retention guidelines for all senior officers with the title of Executive Vice President or above, in order to further align the personal interests of these executives with those of our shareholders.
Time-Vested Share Awards
We believe that restricted shares and share option awards encourage employee retention and reward consistent long-term shareholder value creation, because such awards vest over a five year period at the rate of 20% per year and are generally forfeited if the recipient leaves the Company before vesting.  Furthermore, the expiration of share options ten years after they are granted is designed to encourage recipients to work towards maximizing the Company's growth over the long-term and not simply cater to short-term profits.
2015 Performance Share Units
In February 2015, the Committee issued performance-based equity awards to Named Executive Officers in the form of performance share units ("PSUs") that can only be earned upon the achievement of certain Company financial metrics measured over a three-year performance period of January 1, 2015 through December 31, 2017.
      34    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Each PSU gives the participant the right to receive up to 1.75 shares upon settlement at the end of the three-year performance period based upon satisfaction of certain financial performance targets.  The shares represented by the PSUs may only be earned upon the satisfactory achievement of two financial performance metrics, each weighted 50%: cumulative Book Value Per Share growth and Operating Return on Equity.
Book Value Per Share is defined as the book value of a share as determined under GAAP and as reported on the Company's Form 10-K.  The Committee determined to use BVPS as one of the financial metrics for the PSUs because this metric correlates with long-term shareholder value.
Operating Return on Equity ("ROE") is defined as operating income divided by average adjusted shareholders' equity.  For this purpose, operating income equals net income (loss) attributable to the Company excluding after-tax net realized capital gains (losses).  Average adjusted shareholders' equity equals the average of beginning-of-period and end-of-period shareholders' equity, excluding the after-tax net unrealized appreciation (depreciation) on investments recorded in accumulated other comprehensive income.  The Committee determined to use ROE as one of the financial metrics for the PSUs because this metric correlates closely with shareholder value over both intermediate and longer-term periods and is a widely-used financial metric in the insurance and reinsurance industry for assessing company performance.  The tables below set forth the 2015 PSU target award for each NEO and performance measures:
Target Award	NAMED EXECUTIVE OFFICERS
	Dom Addesso	John Doucette	Mark DeSaram	Craig Howie	Sanjoy Mukherjee
	5,595	1,510	1,390	1,155	1,055

TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target	0%	25%	100%	175%
Operating ROE	50.0%
		2015	11.0%	<4.0%	4%	11%	>=17%
		2016	—	—	—	—	—
		2017	—	—	—	—	—
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	50.0%	2015 - 2017	Median	<26th %tile	26th %tile	Median	>=75th %tile
As displayed above, the PSUs subject to the ROE financial metric are eligible to be earned annually in one-third tranches over the three-year performance period based upon target ROE figures determined by the Committee annually at its regularly scheduled February meeting.  In setting the annual ROE target, the Committee considered the Company's average ROE achieved over several market cycles as well as the publicly available ROE targets set by the pay level peer group companies for both long- and short-term compensation, which ranged from 6.5% to 10.6%.
For the 2015 annual performance period, the Committee set a target ROE of 11% with one-third of the Named Executive Officers' PSUs based upon ROE eligible to be earned as measured by the Company's full year performance from January 1, 2015 through December 31, 2015.  Earn-outs between the performance levels are determined by straight-line interpolation.
Proxy Statement       35

Compensation Discussion and Analysis

The table below sets forth the amount of PSUs eligible to be earned by each NEO based upon the Company's 2015 fiscal year ROE result as compared to the 2015 ROE target of 11%:
2015 OPERATING ROE				Dominic Addesso	John Doucette	Mark DeSaram	Craig Howie	Sanjoy Mukherjee
				Target Award	Target Award	Target Award	Target Award	Target Award
Target	Actual	2015 Earn Out %	Target Multiplier	5595	1510	1390	1155	1055
				Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU

11.0%	15.0%	16.7%	150.0%	1399	378	348	289	264

All earned shares resulting from achievement of the metrics are delivered to the participant upon certification by the Committee of the final earned amounts at the end of the PSUs' three-year performance period.
The PSUs subject to the BVPS growth metric and eligible to be earned based upon the relative BVPS growth are benchmarked against a selected peer group, as measured cumulatively from January 1, 2015 through December 31, 2017.  The Committee determined that the following companies shall serve as the peer group for purposes of determining the BVPS growth achievement:
ACE Limited	Alleghany Corporation	Allied World Assurance Company Holdings, AG
Arch Capital Group, Ltd.	Aspen Insurance Holdings, Limited	AXIS Capital Holdings, Limited
Endurance Specialty Holdings Ltd.	Markel Corporation	Partner Re Ltd.
Platinum Underwriters Holdings, Ltd.	RenaissanceRe Holdings Ltd.	Validus Holdings, Ltd.
W.R. Berkley Corporation	XL Group, plc
Companies that are no longer listed on a public exchange (e.g. due to acquisition or merger) during the January 1, 2015 through December 31, 2017 measurement period are omitted from the cumulative relative BVPS growth benchmarking from inception of the measurement period.  Accordingly, Platinum Underwriters Holdings, Ltd., which was acquired by RenaissanceRe Holdings Ltd. and ceased trading on the NYSE as of the market close on March 2, 2015, will not be included in the BVPS peer benchmarking analysis performed at the end of the measurement periods. Upon closing its acquisition of the Chubb Corporation on January 14, 2016, ACE Limited changed its name to Chubb Limited.
Earn-outs between target levels for the PSUs subject to the BVPS growth metric are also determined by straight-line interpolation, and will be certified by the Committee for eligibility at the end of the three-year performance period, but on or before March 15, 2018.
PSU shares not earned because of failure to achieve the set metrics are forfeited.  All earned shares resulting from achievement of the metrics are delivered to the participant upon certification by the Committee of the final earned amounts at the end of the PSU's three-year performance period.
      36    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Named Executive Officer Compensation
The final amounts and factors considered by the Compensation Committee in making its decisions with regard to the 2015 performance for each Named Executive Officer are described more fully below.  Although the Compensation Committee establishes certain Company performance metrics, targets and ceilings on cash bonuses for each Named Executive Officer, the Compensation Committee feels that an effective compensation program must be linked to the Company's performance and value generated for shareholders over the long term.  In this regard, performance-measuring metrics are limited to those measurements that are deemed especially important to creating shareholder value, while retaining the flexibility to also make awards based on subjective criteria.
The Compensation Committee's philosophy is to encourage management to act in the best interests of the Company and our shareholders even when such actions may temporarily reduce short-term profitability, for example:
➢	investments in our business in the form of human capital and intellectual resources;
➢	full disclosure on reserving methodologies and reserve positions without fear of penalty in the short term because of some pre-defined metric relating to reserving decisions;
➢	diversification of risk within our insurance and reinsurance portfolios;
➢	capital management strategies;
➢	long-term strategic growth initiatives; and
➢	creativity in the development of new products.
Furthermore, the Committee recognizes that the (re)insurance industry is cyclical and often volatile and susceptible to uncontrollable exogenous factors beyond human control.  Consequently, although the Compensation Committee places greater weight on actual financial performance factors and targets when evaluating an individual executive's performance, it also identifies certain non-financial goals tailored to an individual's role and responsibilities when assessing the overall performance of Named Executive Officers.
Company Financial Performance Assessment
The Compensation Committee assesses the financial performance of the Company in the context of the business environment in which it operates, the performance of competitors with reasonably comparable operations and against management's operating business plan for the period under review.  The Compensation Committee also considers management's decisions and strategies deployed in positioning the Company for future growth and profitability.  Our compensation program is designed to reward executive officers for developing and achieving a business strategy that emphasizes creation of longer-term shareholder value.
The Compensation Committee attaches significant importance to our executives' ability to generate shareholder value over time by achieving an attractive increase in dividend-adjusted book value per common share and in the achievement of returns that provide an attractive compound growth rate in shareholder return.  Through fiscal year 2015, the Company has returned on average 12% per annum over the last 10 years, and 12.5% per annum to shareholders since going public in 1995.
Proxy Statement       37

Compensation Discussion and Analysis

Book Value per Share
Dividends to Shareholders
Compound Annual Growth of 12.5% per Year
$220
200
180
160
140
120
100
80
60
40
20
0
$19.39
$21.66
$26.21
$30.10
$29.32
$35.39
$38.46
$48.14
$58.79
$68.44
$66.83
$81.92
$95.74
$88.00
$112.02
$126.52
$125.98
$145.87
$163.67
$187.05
$202.51
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15

This attractive long-term performance has been achieved during a period of significant natural catastrophe activity, a protracted period of very low interest rates as well as repeated periods of soft market conditions.  Our compensation practices over that time period correlate to that performance.
Individual Performance Assessment Factors
In evaluating individual performance, the Compensation Committee subjectively considers the following qualitative individual factors:
•	executive officer's performance against individual goals;
•	individual effort in achieving company goals;
•	effectiveness in fostering and working within a team-oriented approach;
•	creativity, demonstrated leadership traits and future potential;
•	level of experience;
•	areas of responsibility; and
•	total compensation relative to the executive's internal peers.
No single individual performance factor is given materially more weight than another, although all are considered in the context of an executive's overall performance.  Rather, these factors are representative of the qualities that we believe make an effective executive.
38    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Summary of Direct Compensation Awarded in 2016
The cash and equity compensation components for each Named Executive Officer relating to fiscal year 2015 performance are highlighted in the table below.  This table is provided to better assist shareholders in understanding the Compensation Committee's specific decisions on individual performance based compensation relating to the 2015 fiscal year, exclusive of any benefits or pension or retirement related deferred compensation that is not performance related.  This chart differs from the SEC disclosure rules reflected in the "Summary Compensation Table" primarily by disclosing equity awards granted at the Board's February 2016 meeting relating to fiscal year 2015 performance.
Name	Title/ Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Time-Vested Equity Award	Annual Performance- Based Equity Award	Total Direct Compensation
Dominic J. Addesso	CEO and President	$1,000,000	$2,900,000	$2,400,000	$1,200,000	$7,500,00
Mark S. de Saram	Executive Vice President and Managing Director and CEO of Bermuda Re	620,000	775,000	0	0	1,395,000

John P. Doucette	Executive Vice President and Chief Underwriting Officer	675,000	1,150,000	552,000	276,000	2,653,000

Craig Howie	Executive Vice President and Chief Financial Officer	500,000	760,000	425,000	212,000	1,897,000

Sanjoy Mukherjee	Executive Vice President and General Counsel and Secretary	450,000	700,000	400,000	200,000	1,750,000

Mr. Addesso's Annual Cash Incentive Goals
Mr. Addesso served as the Company's CEO in 2015, with a base salary of $1 million.  For the 2015 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria for purposes of establishing the bonus award amount for Mr. Addesso under the Executive Incentive Plan.
Financial Performance Goal
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus
Maximum	>=17.0%	350% of Base Salary
Target	11.0%	125% of Base Salary
Threshold	4.0%	50% of Base Salary
Below Threshold	<4.0%	Zero
In setting the ROE financial performance criteria, the Compensation Committee determined that the targets were fair yet demanding in consideration of
•	the average operating return on equity achieved over several market cycles,
•	the average operating return on equity among the Company peer group,
•	the fact that the Company benefited from a period of unusually benign natural catastrophe loss events activity, and
•	the fact that the Company operates in an increasingly competitive and challenging market cycle, highlighted by non-traditional capital providers and a historically low interest rate environment.
Our annual operating plan assumes a "normalized" level of natural catastrophe losses that would equate to approximately 11 to 12 points of our operating plan net earned premium.  This "normalized" level of catastrophe losses is the average annual catastrophe loss as derived from a 10,000 year simulation of potential modeled events.  Such a "normalized" catastrophe loss level typically translates to a net-after tax
Proxy Statement       39

Compensation Discussion and Analysis

operating ROE in the range of 10% - 12% for a given year, depending on other competitive market factors.  Thus, the recent unusual period of benign catastrophe losses has been a contributing factor to the extraordinary operating ROEs enjoyed by many property and casualty (re)insurers over the past three years. The Compensation Committee does not seek to incent our management to focus on short-term volatility and presume that a limited period of outsized returns is the norm when risking our shareholders' capital.
Accordingly, when setting appropriate levels of financial performance targets, the Compensation Committee looks to the historical results of the Company over time to emphasize our focus on consistent long-term value to our shareholders commensurate with our corporate risk profile.
As described above under the section entitled "Executive Performance Annual Incentive Plan", the Compensation Committee considers 70% of Mr. Addesso's potential maximum bonus to be independently determined based on the above tiered Company ROE results.  After comparing the Company's 2015 fiscal year audited results to the performance measures established for Mr. Addesso, the Compensation Committee concluded that based on the actual ROE of 15%, Mr. Addesso's maximum potential cash bonus in consideration of the financial performance goal was $1,925,000.
Performance Measure	2015 ROE Planned Results (Target)	2015 Actual Results	Tiered Base Salary Amount	Percentage of Base Salary Maximum Bonus	Resulting Maximum Bonus Potential
Operating ROE	11%	15% ROE	$2,750,000	70%	$1,925,000
The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals.
Non-Financial Performance Measure	Maximum Bonus Potential
30% of 350% Base Salary Bonus Maximum	$1,050,000
Mr. Addesso' s total resulting maximum potential cash bonus potential in consideration of both the financial and non-financial performance measures was  $2,975,000.
Performance Measure	2015 ROE Planned Results (Target)	2015 Actual Results	Resulting Maximum Bonus Potential
Operating ROE	11%	15% ROE	$1,925,000
Non-Financial			$1,050,000
Total			$2,975,000

40    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Mr. Addesso's Compensation
In evaluating the amount of the final bonus and equity award, the Compensation Committee took note of the fact that the Company's financial results benefited from an unusually benign natural catastrophe year. The Compensation Committee also reviewed Mr. Addesso's performance taking into consideration his execution of responsibilities as CEO.  In arriving at a final bonus award of $2.9 million, restricted share awards valued at $2.4 million and PSU award target valued at $1.2 million, the Compensation Committee considered Mr. Addesso's success in achieving his individual non-financial goals:
Accomplishments
Demonstrated leadership as CEO including active oversight of Company's day-to-day operations across all business segments
Oversaw expansion of Company's insurance operations executive team and diversification of business lines and growth
Integrated alternative capital markets as part of overall strategy to diversify risk portfolio, expand internationally and fund new product development
Achieved annual budget objectives and oversaw coordination of all business units in putting together the 2015 operating plan
Continued to build relationships with the Company's long-term shareholders while expanding our investor base to include new supporters
Maintained professional relationships with Company's regulators and rating agencies
Continued modernization of Company's information technology systems
Oversaw leadership team on establishment and successful launch of Lloyd's syndicate
Oversaw investment strategy to optimize full year investment results during period of continued low interest rates

Proxy Statement       41

Compensation Discussion and Analysis

Other Named Executive Officers' Annual Cash Incentive Goals
For the 2015 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria for purposes of establishing the bonus award amount for all NEOs other than Mr. Addesso under the Executive Incentive Plan.
Performance Level	Financial Performance Measure(ROE)	Potential Maximum Bonus	JOHN DOUCETTE	CRAIG HOWIE	MARK DeSARAM	SANJOY MUKHERJEE
Maximum	>=17.0%	200% Base Salary	$1,350,000	$1,030,000	$1,240,000	$940,000
Target	11.0%	100% Base Salary	$675,000	$515,000	$620,000	$470,000
Threshold	4.0%	25% Base Salary	$168,750	$128,750	$155,000	$117,500
Below Threshold	<4.0%	Zero	$0	$0	$0	$0
The Compensation Committee considers 70% of each NEO's potential maximum bonus to be independently determined based on the above tiered Company ROE results.  After comparing the Company's 2015 fiscal year audited results to the performance measures established, the Compensation Committee concluded that based on the actual ROE of 15%, the NEO s maximum potential cash bonus in consideration of the financial performance goal was as shown in the table below:
			JOHN DOUCETTE	CRAIG HOWIE	MARK DeSARAM	SANJOY MUKHERJEE
Financial Performance Measure (ROE)	2015 ROE Planned Results (Target)	2015 Actual Results	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
70.0%	11.0%	15.0%	$787,500	$600,833	$723,333	$548,333
The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals:
Non Financial Performance Measure	JOHN DOUCETTE	CRAIG HOWIE	MARK DeSARAM	SANJOY MUKHERJEE
30% of 200% Base Salary Bonus Maximum	$405,000	$309,000	$372,000	$282,000
The NEOs total resulting maximum cash bonus in consideration of both the financial and non-financial performance measures was as follows:
			JOHN DOUCETTE	CRAIG HOWIE	MARK DeSARAM	SANJOY MUKHERJEE
Performance Measure	2015 ROE Planned Results (Target)	2015 Actual Results	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
Operating ROE	11.0%	15.0%	$787,500	$600,833	$723,333	$548,333
Non-Financial			$405,000	$309,000	$372,000	$282,000
Total Maximum Bonus			$1,192,500	$909,833	$1,095,333	$830,333
42    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Mr. Doucette's Compensation
Mr. Doucette served as the Company's Chief Underwriting Officer in 2015, with a base salary of $675,000. In arriving at Mr. Doucette's final cash bonus of $1,150,000 million, restricted share award valued at $552,000, PSU award with a target value of $276,000, as well as increasing his base salary for 2016 to $690,000, the Compensation Committee considered Mr. Doucette's contribution toward the Company's actual ROE exceeding planned ROE by 4%, the recommendation of the CEO and Mr. Doucette's success in achieving his individual goals:
Accomplishments
Demonstrated leadership in oversight of Company's worldwide underwriting teams and philosophies as Chief Underwriting Officer
Repositioning of the Company's insurance portfolios to reflect greater diversity in risk and business mix while adhering to the Company's core philosophy of maximizing underwriting profit rather than merely top-line volume growth

Continued strategic utilization of Mt. Logan Re to address competitive pressures of alternative reinsurance capital markets in traditional reinsurance space
Successful execution on strategy for expanding top-line growth while adhering to the Board's Risk Appetite Statement through use of catastrophe bonds, ILWs and retrocession covers
Leading the Company's underwriting teams in developing new product offerings to meet clients' unique needs
Proactive leadership in identifying analytic improvements for increased business volume
Identification of Heartland Crop diversification and expansion requirements and resulting profitability of crop book
Executive team participation on strategic expansion of insurance operation and identification of analytic and operational improvements
Establishment and oversight of effective price-to-risk underwriting and accumulation controls
Participation in strategic direction and development of Lloyd's syndicate

Proxy Statement       43

Compensation Discussion and Analysis

Mr. de Saram's Compensation
Mr. de Saram served as the CEO and Managing Director of Bermuda Re in 2015, with a base salary of $620,000.  Mr. de Saram did not receive equity awards in light of his impending retirement.  In arriving at Mr. de Saram's bonus award of $775,000, the Compensation Committee considered Mr. de Saram's contribution toward the Company's actual ROE exceeding planned ROE by 4%, the recommendation of the CEO, and Mr. de Saram's success in achieving his individual goals:
Accomplishments
Demonstrated leadership as CEO of Bermuda Re and overseeing the Company's European and Asian operations
Achieved annual budgets for the business units under his direction and outstanding operational results
Continued expansion of the Company's market presence in Europe and Asia
Establishment of successful succession plan and identification of leaders for Bermuda operations
Overseeing and implementation of Singapore branch portfolio shift to more favorable markets and products
Maintenance of client relationships over large international footprint through frequent travel and meetings
Provision of valuable European market insights for development of strategy and direction of Lloyd's syndicate
Oversight of establishment of Zurich branch

44    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Mr. Howie's Compensation
Mr. Howie served as the Company's CFO in 2015 with a base salary of $515,000.  In arriving at Mr. Howie's bonus award of $760,000, restricted share award valued at $425,000, PSU award with target value of $212,000, as well as increasing his base salary for 2016 to $530,000, the Compensation Committee considered Mr. Howie's contribution toward the Company's actual ROE exceeding planned ROE by 4%, the recommendation of the CEO and Mr. Howie's success in achieving his individual goals:
Accomplishments
Demonstrated leadership in overseeing and managing the Company's Accounting and Financial reporting, Comptroller's, Tax, Actuarial and Treasury department
Assumption of role and supervision of the IT department and initiatives and operational improvements
Demonstrated leadership on the reserving committee and his open and frank discussions with the Board regarding the Company's reserving practice
Participate in strategic direction of insurance operation expansion and organizational changes leading to management and operational improvements
Managed the Company's operating capital and advised the CEO and Board on share buyback opportunities
Active in Mt. Logan board leading to successful oversight and implementation of Mt. Logan operation improvements
Establishment of processes and controls for Lloyd's syndicate
Successful fostering of relationships with the Company's shareholders and analysts
Successful interfacing with the Company's ratings agencies and independent auditors

Proxy Statement       45

Compensation Discussion and Analysis

Mr. Mukherjee's Compensation
Mr. Mukherjee served as the Company's General Counsel, Chief Compliance Officer and Corporate Secretary in 2015 with a base salary of $470,000. In arriving at Mr. Mukherjee's bonus award of $700,000, restricted share award valued at $400,000, PSU award with target value of $200,000, as well as increasing his base salary for 2016 to $500,000, the Compensation Committee considered Mr. Mukherjee's contribution toward the Company's actual ROE exceeding planned ROE by 4%, the recommendation of the CEO and Mr. Mukherjee's success in achieving his individual goals:
Accomplishments
Demonstrated leadership in overseeing and managing the Company's Law Department
Providing competent legal advice to the CEO, CFO and board of directors
Active in Mt. Logan board leading to operational and strategic improvements
Participation in analysis of cat bonds, hedge fund structures and enterprise risk management
Participation in strategic direction of insurance operation expansion and successful identification and satisfaction of legal and regulatory requirements
Providing competent advice and counsel on potential merger and acquisition scenarios
Participation in development of strategic direction and overseeing successful execution of regulatory, contractual and legal requirements for launch of Company's Lloyd's syndicate
Overseeing corporate governance practices and worldwide regulatory compliance
Providing competent advice and counsel on alternative expansion strategies and identify most cost-efficient corporate governance solutions to meet rapid product and business expansion goals
Overseeing legal aspects of catastrophe bonds, hedge funds and enterprise risk management
Overseeing the Company's worldwide disputes and litigations

46    Everest Re Group, Ltd.

Compensation Discussion and Analysis

Other Forms of Compensation
Apart from the salary, bonus and long-term compensation components discussed above, all employees including executive officers receive other forms of compensation from the Company.  That compensation includes Company-paid term life insurance, partially subsidized medical and dental plan, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan.  Certain executives also participate in a Supplemental Savings Plan.
Clawback Policy
The Company has a clawback policy covering current and former employees, including Named Executive Officers.  The policy provides for forfeiture and repayment of any incentive-based compensation (including vested and unvested equity awards) granted or paid to an individual during the period in which he or she engaged in material willful misconduct, including but not limited to fraudulent misconduct.  The policy also requires the repayment and termination of payments and benefits provided to such individual pursuant to any severance or similar agreement.
Perquisites and Other Benefits
When the Compensation Committee determines it appropriate, the Company provides Named Executive Officers with perquisites and other personal benefits that are reasonable and consistent with the overall compensation plan and the philosophy of attracting and retaining key employees.  The Compensation Committee periodically reviews these awards of perquisites and other benefits.
The only perquisites approved by the Compensation Committee for 2015 were Mr. de Saram's housing, family travel and golf membership fees.  The amounts reported for Mr. de Saram are included in the Summary Compensation Table.
Tax and Accounting Implications
Section 162(m) of the Code limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated officers.  However, compensation is exempt from this limit if it qualifies as "performance-based compensation."  To preserve this deduction, the Company has designed its incentive plans to provide incentive compensation that qualifies as "performance-based compensation" that is not counted toward the $1 million limit.  However, the 2010 Stock Incentive Plan allows for the Compensation Committee, in its sole discretion, to grant awards under the plans which do not constitute "performance-based compensation."  Although the Compensation Committee considers deductibility under section 162(m) with respect to the compensation arrangements for executive officers, deductibility is not a determinative factor when considering appropriate levels or methods of compensation.
It is the Compensation Committee's objective to have its U.S. tax-paying executives not be subject to penalties under Code Section 409A ("§409A").  Accordingly, all applicable compensation and benefit programs have been amended and are administered in accordance with §409A.
The foregoing provides a general overview of the Company's philosophy on executive compensation.  The tables contained in the subsequent sections attribute specific dollar values to the various aspects of executive compensation previously discussed.

Proxy Statement       47

Compensation of Executive Officers
COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation paid or accrued to the Company's Named Executive Officers who served during fiscal year 2015, (collectively, the "Named Executive Officers or NEOs").  The principal position listed under the name of each officer is as of December 31, 2015.

2015 SUMMARY COMPENSATION TABLE
							Pension
							Value and
							Nonqualified
Name and				Restricted	Performance	Non-Equity	Deferred
Principal				Stock	Share Unit	Incentive Plan	Compensation		All Other
Position	Year	Salary	Bonus	Awards (1)	Awards (2)	Compensation	Earnings (3)		Compensation (4)	Total
Dominic J. Addesso
CEO and President
	2015	$1,000,000	$—	$2,000,325	$1,000,610	$2,900,000	$1,055,827		$204,954	$8,161,716
	2014	1,000,000	—	2,000,117	—	2,500,000	812,116		179,659	6,491,892
	2013	788,269	—	1,534,438	—	2,000,000	432,883		187,170	4,942,760
Mark S. de Saram (4)
Executive Vice President of Company and Managing Director and Chief Executive Officer of Bermuda Re
	2015	$620,000	$—	$496,281	$248,588	$775,000	N/	A	$384,020	$2,523,889
	2014	615,385	750,000	600,050	—	—	N/	A	382,267	2,347,702
	2013	593,077	750,000	613,775	—	—	N/	A	356,817	2,313,669
John P. Doucette
Executive Vice President and Chief Underwriting Officer
	2015	$675,000	$—	$540,097	$270,048	$1,150,000	$285,231		$80,085	$3,000,461
	2014	663,462	—	700,034	—	1,100,000	435,051		79,151	2,977,698
	2013	619,231	—	716,275	—	1,000,000	72,824		67,033	2,475,363
Craig Howie (5)
Executive Vice President and Chief Financial Officer
	2015	$511,538	$—	$412,226	$206,560	$760,000	$—		$128,652	$2,018,976
	2014	494,231	575,000	500,066	—	—	—		125,431	1,694,728
	2013	469,231	550,000	506,364	—	—	—		74,639	1,600,234
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary
	2015	$465,385	$—	$376,458	$188,676	$700,000	$352,533		$58,485	$2,143,552
	2014	443,077	550,000	450,074	—	—	603,426		57,618	2,104,195
	2013	415,385	500,000	894,820	—	—	124,540		39,413	1,974,158

(1)	The amounts are the aggregate grant date fair value for restricted awards granted during 2015 computed in accordance with FASB ASC Topic 718. Restricted shares vest at the rate of 20% per year over five years.
(2)	The amounts are the aggregate grant date fair value for performance share unit awards granted during 2015 computed in accordance with FASB ASC Topic 718, at the target achievement percentage (100%). The performance achievement factor can range between 0% and 175% of the target grant. If the participants achieved the maximum performance achievement factor, the value of the performance share unit grants would be as follows: Mr. Addesso $1,751,068; Mr. de Saram $435,029; Mr. Doucette $472,584; Mr. Howie $361,480 and Mr. Mukherjee $330,183.
(3)	Represents the aggregate change in the present value of the officers' accumulated benefit under the qualified and supplemental pension plans from December 31, 2014 to December 31, 2015. Earnings on the Supplemental Savings Plan are not included as they are invested in the same investment offerings as the qualified savings plan and are not preferential.
(4)	The amount reported for 2015 for Mr. de Saram, who is a citizen of the United Kingdom, includes $150,000 as a Bermuda residence housing allowance and $74,719 in payment of payroll tax each under the terms of his employment agreement. The amounts for 2015 also include $27,435 in family travel and $7,470 in golf membership fees. The Company owns a car which is provided for Mr. de Saram's use at a cost of $3,165 in insurance and license fees. Mr. de Saram also received a contribution of $62,000 to, or in lieu of, a pension plan.
48    Everest Re Group, Ltd.

Compensation of Executive Officers

For the Named Executive Officers, the 2015 amount includes:
	Addesso	de Saram	Doucette	Howie	Mukherjee
Life insurance premiums	$982	$8,070	$982	$982	$982
Employer Matching Contributions	29,873	—	20,250	33,519	13,915
(Qualified and Non-qualified)
Dividends on Restricted Shares	174,099	51,160	62,000	43,148	46,215
Employer Discretionary Contribution	—	—	—	57,508	—
(5)	Mr. Howie is not eligible for the Retirement Plan or Supplemental Retirement Plan and therefore receives an Employer Discretionary Contribution and an additional qualified plan contribution pursuant to the revision of the Company's Savings Plan that is applicable to those employees hired after April 1, 2010.
Grants of Plan-Based Awards
The following table sets forth certain information concerning equity and cash awards granted under the Company's 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan during 2015 to the Named Executive Officers.
2015 GRANTS OF PLAN-BASED AWARDS
								Restricted	Grant Date
								Stock	Fair Value of	Grant Date
		Estimated Potential Payouts Under			Estimated Potential Payouts Under			Awards	Restricted	Fair Value
	Grant	Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Number of	Stock	of PSU
Name	Date	Threshold	Target	Maximum	Threshold	Target (4)	Maximum (5)	Shares (2)	Awards (3)	Awards (6)
Dominic J. Addesso	2/25/2015	—	—	$3,500,000	—	5,595	9,791	11,185	$2,000,325	$1,000,610
Mark S. de Saram	2/25/2015	—	—	1,240,000	—	1,390	2,433	2,775	496,281	248,588
John P. Doucette	2/25/2015	—	—	1,350,000	—	1,510	2,643	3,020	540,097	270,048
Craig Howie	2/25/2015	—	—	1,030,000	—	1,155	2,021	2,305	412,226	206,560
Sanjoy Mukherjee	2/25/2015	—	—	940,000	—	1,055	1,846	2,105	376,458	188,676
(1)	Potential awards to be made pursuant to the Executive Performance Annual Incentive Plan. The actual award is shown in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation table.
(2)	This column shows the number of restricted shares granted in 2015 to the Named Executive Officers pursuant to the 2010 Stock Incentive Plan. Restricted shares vest at the rate of 20% per year over five years. During the restricted period, quarterly dividends are paid to the Named Executive Officer.
(3)	The grant date fair value of each restricted stock award calculated in accordance with FASB ASC Topic 718.
(4)	This column shows the number of PSUs outstanding at December 31, 2015 for each Named Executive Officer pursuant to the 2010 Stock Incentive Plan assuming achievement at the target level (100%). PSUs vest upon achievement of performance goals after three years.
(5)	This column shows the number of PSUs granted in 2015 to the Named Executive Officers pursuant to the 2010 Stock Incentive Plan assuming achievement at the maximum level (175%). PSUs vest upon achievement of performance goals after three years.
(6)	The grant date fair value of each equity award calculated in accordance with FASB ASC 718.
Proxy Statement       49

Compensation of Executive Officers

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015
	Option Awards				Restricted Share Awards		PSU Share Awards
					Number of	Market Value	Number	Market Value
	Number of				Restricted	of Restricted	of PSU	PSU
	Securities Underlying		Option	Option	Shares that	Shares that	Shares that	Shares that
	Unexercised Options		Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Vested	Unvested	Price	Date	Vested (1)	Vested (2)	Vested (1)	Vested (2)
Dominic J. Addesso	—	—	$—		41,316	$7,564,546	1,399	$256,143
Mark S. de Saram	—	—	—		12,790	2,341,721	348	63,715
John P. Doucette	—	—	—		14,930	2,733,534	378	69,208
Craig Howie	—	—	—		10,438	1,911,093	289	52,913
Sanjoy Mukherjee	—	—	—		11,055	2,024,060	264	48,336
(1)	Restricted shares vest at the rate of 20% annually over a five year period. PSUs vest upon achievement of performance goals after three years and for purposes of table, assumes achievement at the threshold level. Grant dates for all shares are in the table that follows:
(2)  Determined by multiplying the NYSE December 31, 2015 closing price of $183.09 by the number of outstanding share or PSU awards

Grant Date	2/24/2011	9/21/2011	2/22/2012	5/9/2012	9/19/2012	2/20/2013	9/12/2013	2/26/2014	2/25/2015
Dominic J. Addesso
Restricted Share Awards	1,600	1,600	5,548	—	3,000	7,500	—	10,883	11,185
PSU Awards									5,595
Mark S. de Saram
Restricted Share Awards	1,250	—	2,500	—	—	3,000	—	3,265	2,775
PSU Awards									1,390
John P. Doucette
Restricted Share Awards	1,000	800	2,800	—	—	3,501	—	3,809	3,020
PSU Awards									1,510
Craig Howie
Restricted Share Awards	—	—	—	2,937	—	2,475	—	2,721	2,305
PSU Awards									1,155
Sanjoy Mukherjee
Restricted Share Awards	800	—	1,600	—	—	2,001	2,100	2,449	2,105
PSU Awards									1,055

50    Everest Re Group, Ltd.

Compensation of Executive Officers

Share Option Exercises and Shares Vested
The following table sets forth certain information concerning the number and value of exercised share options and vested shares at the end of 2015 held by the Named Executive Officers.
2015 OPTION EXERCISES AND SHARES VESTED
	Option Awards		Share Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise (1)	Vesting	on Vesting (2)
Dominic J. Addesso	—	—	13,894	$2,464,462
Mark S. de Saram	—	—	5,566	992,391
John P. Doucette	—	—	5,919	1,051,838
Craig Howie	—	—	2,974	534,137
Sanjoy Mukherjee	6,000	$489,360	4,179	744,292
(1)	The aggregate dollar value realized upon the exercise of options determined by computing the difference between the market price and the option exercise price on the day of exercise.
(2)	Amount reflects the aggregate market share value on the day that the restricted shares vest.
Retirement Plan
All the Named Executive Officers of the Company, with the exception of Mr. de Saram and Mr. Howie, participate in the Everest Reinsurance Company Retirement Plan (the "Retirement Plan") and in the Supplemental Retirement Plan (the "Supplemental Plan"), both of which are defined benefit pension plans.  As an employee of Bermuda Re, Mr. de Saram is not eligible to participate in the Retirement Plan, and Bermuda Re does not maintain a defined benefit pension plan.  The Retirement Plan and Supplemental Plan were both closed to new employees as of April 1, 2010.
A participant's "final average earnings" under the Retirement Plan will be his or her average annual "earnings" under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service.  For this purpose, "earnings" generally include the participant's base salary, cash bonus payments under the Executive Performance Annual Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company's Annual Incentive Plan.  "Earnings" does not include any other compensation set forth in the Summary Compensation Table.
Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant's earnings are not subject to the limitations under the Internal Revenue Code.  "Continuous service" under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.
The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers determined using interest rate and mortality rate assumptions consistent with those in the Company's financial statements and the number of years of service credited to each.  A participant becomes vested in the Supplemental Plan upon reaching five years of service, retirement at age 65 or upon a Change of Control.  If a participant leaves the Company prior to becoming vested in the Supplemental Plan, he receives no benefits.
Proxy Statement       51

Compensation of Executive Officers

2015 PENSION BENEFITS TABLE
		Number of		Present Value	Payments
		Years Credited		of Accumulated	During
Name	Plan Name	Service		Benefit (1)	Last Fiscal Year
Dominic J. Addesso	Retirement Plan	6.7		$414,289	$—
	Supplemental Plan			2,782,858	—
Mark S. de Saram	None	N/	A	—	—
				—	—
John P. Doucette	Retirement Plan	7.3		265,782	—
	Supplemental Plan			1,009,109	—
Craig Howie	Retirement Plan	N/	A	—	—
	Supplemental Plan			—	—
Sanjoy Mukherjee	Retirement Plan	15.5		584,204	—
	Supplemental Plan			1,427,345	—

(1)	The table employs the discount rate of 4.38% at December 31, 2015 and 4.0% at December 31, 2014 for the Retirement Plan and pre-retirement Supplemental Plan. Post retirement, the Supplemental Plan discount rate is 5% for both years. The Mortality Table used for 12/31/2015 is the Sex distinct RP2014 White Collar Table adjusted to 2006 with Scale MP-2015 for the Qualified Plan projected to executive's assumed retirement age. Table 417(e) Mortality for the Supplemental Plan post-retirement projected to executive's assumed retirement age. For 12/31/2014, the Mortality Table used is the Sex distinct RP2014 White Collar Table with Scale MP-2014 for the Qualified Plan projected to executive's assumed retirement age. 417(e) Mortality for the Supplemental Plan for Post-Retirement projected to executive's assumed retirement age. The payment form assumes 50% Joint and Survivor for the Retirement Plan (wives assumed to be 4 years younger than their husbands), single life annuity for the Supplemental Plan at earliest unreduced retirement age.
The Assumptions for the 2015 calculations related to Retirement Plan and the pre-retirement Supplemental Plans are the same as those used in the FAS ASC 715 disclosure report for the year ending December 31, 2015.
Messrs. Addesso and Doucette are not eligible to retire with unreduced benefits until age 65.  Mr. Mukherjee's benefits had been valued at age 65 in the proxy for the year ending 12/31/2014 but they are now valued at the earliest unreduced retirement age.  Where a person participates in both the Retirement Plan and the Supplemental Plan, the number of years of credited service is the same for both plans.
52    Everest Re Group, Ltd.

Compensation of Executive Officers

2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The 2015 Non-qualified Deferred Compensation Table shows information about the Supplemental Savings Plan (1).
	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings in	Withdrawal/	Balance at Last
Name	Last Fiscal Year (2)		Last Fiscal Year (2)	Last Fiscal Year	Distributions	Fiscal Year-End (3)
Dominic J. Addesso
Everest Re Supplemental
Savings Plan	$21,923		$21,923	$986	$—	$249,068
Mark S. de Saram
Everest Re Supplemental
Savings Plan	N/	A	—	—	—	—
John P. Doucette
Everest Re Supplemental			—	—	—	—
Savings Plan	12,462		12,462	(3,763)	—	167,629
Craig Howie
Everest Re Supplemental
Savings Plan	7,131		64,638	4,410	—	221,802
Sanjoy Mukherjee
Everest Re Supplemental
Savings Plan	5,965		5,965	4,410	—	81,508
(1)	The Supplemental Savings Plan has the same investment elections as the Company's 401(k) plan and is designed to allow each participant to contribute a percentage of his base salary and receive a company match beyond the contribution limits prescribed by the Code with regard to 401(k) plans. When the annual IRS 401(a) (17) compensation maximum is reached under the qualified savings plan, eligible employees may contribute to the Supplemental Savings Plan which allows for up to a 3% employee contribution and a 3% company match. Withdrawal is permitted only upon cessation of employment.
(2)	All of the amounts reported in this column are included in the 2015 Summary Compensation Table. As an employee hired after April 1, 2010, Mr. Howie receives a higher Company contribution under the Supplemental Savings Plan.
(3)	The amounts reported in this column represent balances from the Everest Re Supplemental Savings Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

Proxy Statement       53

Employment, Change of Control and Other Agreements
EMPLOYMENT, CHANGE OF CONTROL AND OTHER AGREEMENTS

Employment agreements have been entered into with Messrs. Addesso, de Saram, Doucette and Mukherjee.  Employment agreements are entered into when it is determined that an employment agreement assists in obtaining assurance as to the executive's continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive.  Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including non-disclosure, non-compete and non-solicitation covenants in such agreements.  The terms of the agreement take into consideration the executive's prior background, experience, compensation, competitive conditions and negotiations with the executive. On February 23, 2016, the Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and Jonathan Zaffino (who will be an Executive Officer in next year's proxy) to become participants in the Executive Incentive Plan.  They are all participants in the Senior Executive Change of Control Plan.  (See "Change of Control Arrangements").
Dominic J. Addesso.  Effective December 4, 2015, Everest Global and Everest Holdings entered into an amendment of the July 1, 2012 employment agreement with Mr. Addesso under which he serves as President of those companies as well as President of Everest Re and the Company.  Effective January 1, 2014, he assumed the role of Chief Executive Officer of the Company and Everest Re.  The agreement, which has been extended through December 31, 2018, provides for an annual salary of $1 million and eligibility for an equity grant with a target value of 300% of his salary.  The amendment also provides for Mr. Addesso's continued eligibility to receive PSUs not previously forfeited subject to his signing a general release and waiver in the event of his  retirement at age 65, death or disability  prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSUs will continue to settle pursuant to their terms.  The employment agreement's material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
John P. Doucette.  On September 1, 2013, Everest Global entered into an employment agreement with Mr. Doucette under which he serves as Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance of the Company, Everest Re and Everest National.  The agreement, which will continue in effect through September 1, 2016, provided for a base salary of $625,000, subject to increases.  An amendment of the Employment Agreement effective as of February 9, 2016, provides for Mr. Doucette's continued eligibility to receive PSUs not previously forfeited subject to his signing a general release and waiver in the event of his  retirement at age 65, death or disability  prior to the last day of the restricted period.  In the event of his termination without cause or for good reason, the PSUs will continue to settle pursuant to their terms.  The employment agreement's material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Mark S. de Saram.  On November 1, 2014, Bermuda Re entered into an employment agreement with Mr. de Saram under which he is to serve as the Managing Director and Chief Executive Officer of Bermuda Re. The agreement, which will continue in effect through June 30, 2016, provides for an annual salary of $620,000, subject to increases, if any, and $12,500 per month as a housing allowance.  All payments shall be made in U.S. dollars.  Pursuant to his employment agreement, Mr. de Saram participates in the medical insurance, dental insurance and group life insurance plans currently available to other Bermuda Re employees.  In lieu of participating in the Bermuda Savings Plan, he receives a monthly payment equal to 10% of his monthly salary. The employment agreement's material terms in the event of a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.  Mr. de Saram retired effective April 6, 2016.
54    Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

Sanjoy Mukherjee.  On September 1, 2013, Everest Global entered into an employment agreement with Mr. Mukherjee under which he is to serve as the General Counsel, Chief Compliance Officer and Secretary.  The agreement, which shall continue in effect through September 1, 2016, provided for an annual salary of $420,000, subject to increases, if any, and consideration of a grant of 3,500 restricted shares by the Compensation Committee.  An amendment of the Employment Agreement effective as of February 9, 2016, provides for Mr. Mukherjee's continued eligibility to receive PSUs not previously forfeited subject to his signing a general release and waiver in the event of his  retirement at age 65, death or disability  prior to the last day of the restricted period.  In the event of his termination without cause or for good reason, the PSUs will continue to settle pursuant to their terms.  The employment agreement's material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Change of Control Arrangements.  The Company's change of control arrangements, embodied within the Senior Executive Change of Control Plan, are principally intended to provide continuity of management by motivating executive officers to remain with the Company, despite the uncertainty that arises in the context of a change in control.  The Senior Executive Change of Control Plan is designed to be compliant with §409A.  A violation of §409A may subject an executive to recognition of income with respect to nonqualified deferred compensation at the time such compensation becomes vested plus a 20 percent tax and interest.  Accordingly, the Senior Executive Change of Control Plan requires the participant to wait six months following a termination of employment due to a change of control in order to receive any payments under the plan.  The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries.  Among others, the Compensation Committee has selected Mr. Addesso, Mr. de Saram, Mr. Doucette, Mr. Howie and Mr. Mukherjee to participate in the plan.
The Senior Executive Change of Control Plan provides that if, within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant's employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant's outstanding share options granted under the Company's stock plans shall immediately vest and remain exercisable for three months following termination of employment; (b) all restrictions on the participant's restricted shares awarded under the Company's share plans shall immediately terminate and lapse, (this does not include PSUs which are not subject to the Senior Executive Change of Control Plan); (c) the participant shall receive a cash payment six months after termination equal to the participant's average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 as determined by the Compensation Committee (for Mr. Addesso, the number is 2.5, for Messrs. de Saram, Doucette, Howie and Mukherjee the number is 2.00); (d) the participant shall continue to be covered under the Company's medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive "special retirement benefits" in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and/or the Everest Reinsurance Employee Saving Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a two year period following termination.  Special Retirement benefits shall be paid six months after termination.
The Senior Executive Change of Control Plan was recently revised to include a "Best Net" provision regarding the determination and treatment of parachute payments.  Under the new "Best Net" provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant.  The participant and the Company shall agree on a national accounting firm to perform the calculations necessary to determine the amount of the parachute payment, as well as the maximum amount the participant would be entitled to receive without being subject to the excise tax.
The PSU award is not subject to the Change in Control Plan and is governed by the Performance Stock Unit Award Agreement and any pertinent employment agreement.
Proxy Statement       55

Employment, Change of Control and Other Agreements
Potential Payments Upon Termination or Change in Control
The tables below give a reasonable estimate of the incremental amount of compensation that might be paid to each of the Named Executive Officers in the event of termination of his employment on December 31, 2015.
The amounts shown assume that such termination, change in control, death or disability was effective as of December 31, 2015 and includes estimates of amounts to which the Named Executive Officer might be entitled incremental to what he earned during such time.  The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company and may be changed at the discretion of the Compensation Committee of the Company's Board of Directors.
Payments Made Upon Termination.  Regardless of the manner in which a Named Executive Officer's employment terminates, he is entitled to receive amounts earned during his term of employment.  Such amounts include: accrued salary; amounts contributed under the Employee Savings Plan and the Supplemental Savings Plan (see Non-qualified Deferred Compensation Table) and amounts accrued and vested through the Company's Retirement Plan and the Supplemental Retirement Plan.  (See Pension Benefits Table.)  The retirement plans offer a survivor annuity, if elected by the participant.  For a termination for good reason or without cause, Mr. Addesso would be eligible to earn all remaining installments of PSUs subject to his signing a waiver of all claims and certain non-compete agreements under the terms of his employment agreement.  The other Named Executive Officers would be eligible to receive PSUs for any performance period that concluded on or prior to the date of termination subject to their signing a general release and waiver of all claims.  All other PSUs would be forfeited.
Payments Made Upon Retirement.  In the event of retirement, in addition to the items above, all who are eligible will receive the pension benefits shown in the Pension Benefits Table with a reduction for early retirement. Generally, restricted shares and unexercisable options are cancelled and vested options remain exercisable for 90 days following retirement.  PSUs are forfeited if retirement occurs prior to age 65.  In the event of retirement after age 65 but prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSUs.  The settlement date of PSUs for completed installment periods would be the 60-day anniversary of the retirement.  The remaining PSUs would be settled between the certification that performance criteria have been met and the March 15th of the calendar year following the last performance period.  The table below "Payments Made upon Death or Disability" lists the amounts that would be paid to the Named Executive Officer assuming his retirement at age 65.
Payments Made Upon Death or Disability.  In the event of death or disability, in addition to the benefits listed under the headings above, the Named Executive Officer will receive benefits under the Company's disability plan or payments under the Company's life insurance program, as available to employees generally.   Pursuant to the terms of their employment agreements, in the event of the death or disability of Mr. Addesso, Mr. Doucette or Mr. Mukherjee, any incentive bonus earned but not yet paid for the completed full fiscal year immediately preceding the employment termination date would be paid.  So, assuming a hypothetical death or disability of a Named Executive Officer on December 31, 2015, each Named Executive Officer would be entitled to any incentive bonus earned but not yet paid relating to fiscal 2015 performance.  Such bonus amounts would have been $2.9 million for Mr. Addesso, $1.15 million for Mr. Doucette and $700,000 for Mr. Mukherjee as reported in the Summary Compensation Table.
In the event of the death or disability of any of the Named Executive Officers, unvested share options become exercisable and the restrictions on restricted shares lapse.  The following table lists the value of equity awards for each Named Executive Officer at the NYSE closing price of $183.09 at 2015 year end as if all vested on December 31, 2015.  For PSUs, in the event of death or disability prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSUs.  The settlement date of PSUs for completed installment periods would be the 60-day anniversary of the death or disability.  The remaining shares would be settled between the certification of the performance and the March 15th of the calendar year following the last performance period.
56    Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

The amount of shares that would be delivered in the event of an executive's retirement at age 65 or death or disability is valued as of December 31, 2015 in the table below.
Name	PSUs	Restricted Shares	Total
Dominic J. Addesso	$1,024,389	$7,564,546	$8,588,935
Mark S. de Saram	254,495	2,341,721	2,596,216
John P. Doucette	276,466	2,733,534	3,010,000
Craig W. Howie	211,469	1,911,093	2,122,562
Sanjoy Mukherjee	193,160	2,024,060	2,217,220
Termination or Change of Control
As described above, each of the Named Executive Officers is a participant in the Company's Senior Executive Change of Control Plan.  Payments are made under the plan to the respective Named Executive Officer if he suffers a covered termination of employment within two years following a change in control.  The table below gives a reasonable estimate of what might be paid to each Named Executive Officer in the event of a covered termination of his employment on December 31, 2015 based on the plan terms in effect at that time.
Messrs. Addesso, de Saram, Doucette and Mukherjee's employment agreements separately address payments that may be made and benefits continued in the event of a termination without due cause or resignation for good reason, outside of a change in control, as defined in the respective agreements.
		Termination Without		Termination
		Cause or Resignation		Following
Name	Incremental Benefit	for Good Reason		Change in Control
Dominic J. Addesso	Cash Payment	$4,900,000	(1)	$7,374,439	(7)
	Restricted Stock Value	4,881,729	(2)	7,564,546	(8)
	PSU Value	1,109,800	(3)	1,109,800	(9)
	Benefits Continuation	$45,892	(4)	31,000
	Pension Enhancement	—		4,192,000
	Benefits Cutback	N/A		N/A
	Total Value	$10,937421		$20,271,785	(10)
Mark S. de Saram	Cash Payment	$620,000	(5)	$2,582,565	(7)
	Restricted Stock Value	891,831	(2)	2,341,721	(8)
	PSU Value	63,715	(6)	275,795	(9)
	Benefits Continuation	15,521		54,474
	Total Value	$1,591,067		$5,071,798
John P. Doucette	Cash Payment	$2,500,000	(1)	$3,205,128	(7)
	Restricted Stock Value	1,084,442	(2)	2,733,534	(8)
	PSU Value	69,208	(6)	299,596	(9)
	Benefits Continuation	32,187	(4)	44,000
	Pension Enhancement	—		1,076,000
	Benefits Cutback	N/A		(1,525,476)
	Total Value	$3,685,837		$5,832,782	(10)
Craig Howie	Cash Payment	$—		$2,033,333	(7)
	Restricted Stock Value	—		1, 911,093	(8)
	PSU Value	52,913	(6)	229,137	(9)
	Benefits Continuation	—		44,000
	Saving Plan Enhancement	—		294,000
	Benefits Cutback	—		N/A
	Total Value	$52,913		$4,327,461	(10)
Proxy Statement       57

Employment, Change of Control and Other Agreements

		Termination Without		Termination
		Cause or Resignation		Following
Name	Incremental Benefit	for Good Reason		Change in Control
Sanjoy Mukherjee	Cash Payment	$1,600,000	(1)	$1,849,231	(7)
	Restricted Stock Value	732,360	(2)	2,024,060	(8)
	PSU Value	48,336	(6)	209,302	(9)
	Benefits Continuation	32,187	(4)	44,000
	Pension Enhancement	—		1,437,000
	Benefits Cutback	—		N/A
	Total Value	$2,412,883		$5,563,593	(10)
(1)	Pursuant to the terms of Mr. Addesso's employment agreement, he would be paid a separation allowance in equal installments over a 24 month period equal to two times his base salary. Mr. Doucette and Mr. Mukherjee would each be paid two times his base salary over a 12 month period. All would receive any annual incentive bonus earned but not yet paid for the completed full fiscal year prior to termination.
(2)	Pursuant to the terms of the Named Executive Officer's employment agreement, unvested restricted stock will continue to vest in accordance with its terms in the 12 month period following termination for Mr. de Saram, Mr. Doucette and Mr. Mukherjee. For Mr. Addesso, unvested stock would continue to vest for 24 months in accordance with its terms.
(3)	Under the terms of his employment agreement, Mr. Addesso would receive the first PSU installment pursuant to achieved performance goals. The remaining PSU installments will vest pursuant to the Performance Stock Unit Award Agreement terms and are valued at the target performance (100%) for purposes of this table.
(4)	Pursuant to the terms of the Named Executive Officer's employment agreement, he shall continue to participate in the disability and life insurance programs until the earlier of a certain number of months or his eligibility to be covered by comparable benefits of a subsequent employer and he will receive a cash payment to enable him to pay for medical and dental coverage for a certain number of months. For Mr. Addesso, the number is 24, for Mr. Doucette and Mr. Mukherjee, it is 12.
(5)	Pursuant to the terms of his employment agreement, Mr. de Saram would receive one year's salary plus reasonable moving expenses, if terminated for reasons other than misconduct or a breach of Company policies. Continued vesting of restricted stock would occur as described in footnote (2) and the Company would continue to pay for the reasonable cost of medical insurance for 6 months.
(6)	As per the Performance Stock Unit Award Agreement, only those PSU installments whose performance period concluded on or before December 31, 2015 are included. These PSUs would only be settled upon the Named Executive Officer's signing a general release and any non-competitive agreement required by an Employment Agreement.
(7)	The Senior Executive Change of Control Agreement provides for a cash payment that equals the average of the executive's salary and bonus for the previous three years times a factor assigned by the Board. The factor is 2.0 for Messrs. de Saram, Doucette, Howie and Mukherjee and 2.5 for Mr. Addesso.
(8)	The unvested restricted stock awards for each Named Executive Officer are valued at the NYSE closing price of $183.09 at 2015 year end as if all vested on December 31, 2015.
(9)	In the event of a Change in Control, the Company may elect to continue the Performance Stock Awards subject to the 2010 Stock Incentive Plan and Performance Stock Unit Award Agreement. According to the award agreement, the first installment is valued according to the actual achievement factor and the remaining installments are valued at the target performance (100%).
(10)  The Senior Executive Change of Control Plan was recently revised to include a "Best Net" provision regarding the determination and treatment of parachute payments. Under the new plan provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant.  The number shown reflects the higher benefit to the participant pursuant to the "Best Net" calculation.  For Messrs. Addesso, Howie and Mukherjee, the "Best Net" result did not necessitate an automatic reduction in benefits to avoid payment of the excise tax.  For Mr. Doucette, the "Best Net" result would be realized by reducing his benefits to one dollar less than three times his annualized compensation for the five most recent years.  This is for illustrative purposes only and the actual calculations would be done by a firm of accountants agreed to by the participant and the Company.

      58    Everest Re Group, Ltd.

Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the Compensation Committee was comprised of John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company.  No Compensation Committee interlocks existed during 2015.

Proxy Statement       59

Proposal No. 2—Appointment of Independent Auditors

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to serve as the Company's auditor for the year ending December 31, 2016 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to set the fees for the independent, registered public accounting firm serving as the Company's auditor.  Proxies will be so voted unless shareholders specify otherwise in their proxies.
The Company's independent registered public accounting firm has been appointed to serve as the Company's auditor each year at the Annual General Meeting of Shareholders pursuant to the Board's recommendation, which is based on the recommendation of the Audit Committee.  For the 2016 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes Oxley"), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company's independent, registered public accounting firm to serve as auditor for the year ending December 31, 2016.  In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year.  Representatives of PricewaterhouseCoopers LLP will be present at the 2016 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.
      60    Everest Re Group, Ltd.

Proposal No. 3—Re-Approve the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan
PROPOSAL NO. 3—RE-APPROVE THE EVEREST RE GROUP, LTD. EXECUTIVE PERFORMANCE ANNUAL INCENTIVE PLAN

The Board of Directors recommends that you vote FOR the re-approval of the Everest Re Group Ltd. Executive Performance Annual Incentive Plan.  Proxies will be so voted unless the shareholders specify otherwise in their proxies.  Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
Background and Reasons for Proposal
We are asking our shareholders to re-approve the Company's Executive Performance Annual Incentive Plan ("Plan").  The Plan was originally approved by the Company's Board of Directors effective May 20, 1999, and was last approved by shareholders in May of 2011.  The Plan defines and limits amounts which may be awarded to eligible executives of the Company so that the awards will qualify as performance-based compensation under Section 162(m) of the Code.  This proposal does not seek approval of any amendment of the existing provisions of, or performance goals contained within the Plan.  Rather, this proposal is being presented to shareholders solely to address the periodic approval requirements of Section 162(m) discussed below.
Section 162(m) of the Code generally does not allow a publicly-held corporation to deduct from U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its CEO or to any of its four other most highly compensated officers.   Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals whose material terms are approved by the Company's shareholders at least once every five years.
Shareholder approval of this proposal is intended to constitute re-approval of the Plan for purposes of the approval requirements of Section 162(m) to provide us with the ability to continue to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our participating executive officers.
The purpose of the Plan is to provide an incentive for executives who are in a position to contribute materially to the success of the Company and its subsidiaries, reward their accomplishments, motivate future accomplishments, and aid in attracting and retaining executives of the caliber necessary for the continued success of the Company and its subsidiaries.
Description of the Plan
The Plan is set forth in full in Exhibit A and the description of the Plan which appears below is qualified in its entirety by reference to that Exhibit.
Administration
The Plan is administered by a committee appointed by the Board to administer the Plan (the "Committee"), consisting of no fewer than two members of the Board.  Each member of the Committee qualifies as an "outside director" within the meaning of Code Section 162(m).  The Committee has all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan consistent with qualification of the Plan as performance-based compensation under Code Section 162(m).  The Board has designated the Compensation Committee to perform the functions of the Committee with respect to the Plan.
Eligibility
Within 90 days after the beginning of each year, the Committee, in its sole discretion, selects corporate officers of the Company and its subsidiaries who will be eligible that year to participate in the Plan (the "Participants").
Proxy Statement       61

Proposal No. 3—Re-Approve the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan

Awards and Performance Measures
Within 90 days of the beginning of each year, the Committee establishes in writing, objective performance goals for each Participant, which, if attained, shall entitle such Participant to specific award amounts that will be paid to each Participant.  The Participants' performance shall be measured by any of the following performance criteria: net income before or after taxes, operating income before or after taxes, premiums earned, earnings per share, return on stockholders' equity,  return on assets, appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company, comparisons with various stock market indices, market share, statutory combined ratio, expense ratio, reductions in costs and expense growth, or gross or net premium growth.
The Committee establishes an objective method by which maximum award amounts will be calculated under the Plan. The maximum award amount any one Participant may be awarded in one year is $3.5 million.  The Committee, in its sole discretion, may eliminate or reduce but not increase, any award determination.  The Plan provides that the total amount of awards granted to all Participants in any one year will not exceed 10% of the Company's average annual income before taxes for the preceding five years.
Other Terms and Conditions
The Plan provides that no award shall be assignable or transferable other than by will or by laws of descent and distribution.  The Plan further provides that the Board may at any time and without notice to any corporate officer of the Company or a subsidiary suspend, discontinue, revise, amend or terminate the Plan, provided that any such revision, or amendment which requires shareholder approval in order to maintain the qualification of awards as performance-based compensation  pursuant to Code  Section 162(m) shall not be made without such approval.  Because payments under the Plan are determined by comparing actual performance to the annual performance goals established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Plan.
For 2016, the Committee has determined that Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino will be Participants in the Plan.  Further, if the Plan as submitted, is approved by shareholders, any award cannot exceed $3.5 million, can qualify for tax deductibility under §162(m) if subject to U.S. taxation, and the Committee retains  sole discretion under the Plan to reduce or eliminate the award as it deems appropriate.

      62    Everest Re Group, Ltd.

Proposal No. 4—Non-Binding Advisory Vote on Executive Compensation
PROPOSAL NO. 4—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the non-binding advisory approval of the Named Executive Officers' compensation.  Proxies will be so voted unless shareholders specify otherwise in their proxies.  Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under the heading "Executive Compensation – Compensation Discussion and Analysis", the Company's executive compensation program is designed to attract, reward, and retain talented executives whose abilities are critical to the success of the Company and its long term goals of profitability and strong shareholder returns.  Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our Named Executive Officers.
Shareholders are being asked to indicate their support for the Company's Named Executive Officer compensation as described in this Proxy Statement, which includes the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that you vote "FOR" the following resolution at the Annual General Meeting:
 "Resolved, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion."
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors.  However, the Board of Directors and the Compensation Committee value the opinions of the Company's shareholders, will review the voting results, and will consider shareholder concerns.
Proxy Statement       63

Miscellaneous—General Matters
MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers, and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on the Company's review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers and directors have filed with the SEC on a timely basis all required Forms 3, 4 and 5 with respect to transactions during fiscal year 2015.
Shareholder Proposals for the 2016 Annual General Meeting of Shareholders
To be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2016 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company's registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 15, 2016.  If the shareholder proposal relates to a nomination for director, then the proposal must be made in accordance with the procedures set forth in Bye-law 12 and discussed in the section titled "Nominating and Governance Committee."  This Bye-law is available on the Company's website or by mail from the Corporate Secretary's office.
Proxy Solicitations
The expense of this proxy solicitation will be borne by the Company.  In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation.  Georgeson LLC will provide solicitation services to the Company for a fee not to exceed $6,500 plus out-of-pocket expenses.  The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.
      64    Everest Re Group, Ltd.

Miscellaneous—General Matters

Transfer Agent and Registrar
The Company has appointed Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.) to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:
Computershare
P.O. BOX 30170
College Station, TX 77842-3170

Overnight correspondence should be sent to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845
(877) 373-6374 (Shareholder Services – Toll Free)
(781) 575-2725 (Shareholder Services)

All transfers of certificates for Common Shares should also be mailed to the above address.

By Order of the Board of Directors
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary

April 14, 2016
Proxy Statement       65

Appendix A
Everest Re Group, Ltd.
Executive Performance Annual Incentive Plan
1.    PURPOSE
The purpose of the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan (the "Plan") is to provide incentive for executives who are in a position to contribute materially to the success of the Company and its Subsidiaries; to reward their accomplishments; to motivate future accomplishments; and to aid in attracting and retaining executives of the caliber necessary for the continued success of the Company and its Subsidiaries.
2.    DEFINITIONS
The following terms as used herein shall have the meaning specified:
(a)	"Award" means a performance incentive bonus paid pursuant to the Plan.
(b)	"Board" means the Board of Directors of the Company.
(c)	"Code" means the Internal Revenue Code of 1986 as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(d)	"Committee" means the Committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162 (m).
(e)	"Company" means Everest Re Group, Ltd. or any successor corporation.
(f)	"Participant" means a corporate officer of the Company or a Subsidiary selected by the Committee in its sole discretion to participate in the Plan.
(g)	"Performance Criteria" means the following measures of performance:
•	net income, before or after taxes
•	operating income, before or after taxes
•	premiums earned
•	earnings per share
•	return on stockholders' equity
•	return on assets
•	appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company
•	comparisons with various stock market indices
•	market share
•	statutory combined ratio
•	expense ratio
•	reductions in costs and expense growth
•	gross or net premium growth
A performance criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the Company or a Subsidiary.
      66    Everest Re Group, Ltd.

Appendix A

(h)	"Performance Goal" means the goal or goals established for a Participant by the Committee in accordance with paragraph 4 (a).
(i)	Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.
(j)	"Target Awards" means the amount of the target award established for each Participant by the Committee in accordance with paragraph 4 (a).
3.    TERM
The Plan shall be effective as of January 1, 1999, subject to approval by a vote of the shareholders at the 1999 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of any Participant to receive any benefits hereunder. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.
4.    AWARDS
(a)	Within ninety (90) days after the beginning of each year, the Committee, in its sole discretion, shall select Participants for the year and establish in writing (i) objective Performance Goal or Goals for each Participant for that year based on one or more of the Performance Criteria (ii) the specific award amounts that will be paid to each Participant if the Performance Goal or Goals are achieved (the "Target Award") and (iii) an objective method by which such amounts will be calculated, which calculation will be based upon a comparison of actual performance to the Performance Goal or Goals. The calculation of the amount of an Award shall be objectively determinable. The maximum Award that may be paid to any Participant under the Plan for any year will be $3.5 million. The selection of a Participant for any given year does not mean that the Participant will be selected or will be entitled to be selected as a Participant in any subsequent year.
(b)	The Committee, in its sole discretion, may eliminate or reduce, but not increase, any Award calculated under the methodology established in accordance with paragraph 4 (a).
(c)	As soon as practicable following each year while the Plan is in effect, the Committee shall determine and certify in writing the extent to which the Performance Goal or Goals applicable to each Participant for the year were achieved and the amount of the Award, if any, to be made. Awards will be paid to the Participants in cash following such certification by the Committee and no later than ninety (90) days following the close of the year with respect to which the Awards are made, unless a Participant has elected to defer all or a portion of such payment pursuant to the Company's or a Subsidiary's Deferred Compensation Plan, in which event, payment of the amount deferred will be made in accordance with the terms of the Deferred Compensation Plan.
(d)	No Award will be paid to any Participant who is not an employee of the Company on the last day of the year, except that if during the last eight (8) months of the year, the Participant retires, dies, or is involuntarily terminated, the Participant may be entitled to a prorated Award as and to the extent determined by the Committee in its sole discretion. If a Participant is on disability for more than four (4) months of the year, the Participant will be entitled to a prorated Award. Participants, who resign voluntarily after the end of the year, but before Award payments are payments are actually made, will be eligible for an Award as and to the extent determined by the Committee in its sole discretion. The provisions of this subparagraph are subject to the terms of any written agreement between a Participant and the Company.
(e)	In no event shall the total amount of Awards granted to the Participants in any one year exceed ten percent (10%) of the Company's average annual income before taxes for the preceding five years.
Proxy Statement       67

Appendix A

5.    ADMINISTRATION
(a)	The Plan shall be administered by the Committee. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.
(b)	No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Company shall defend and indemnify Committee and Board members for any actions taken or decisions made in good faith under the Plan.
6.    MISCELLANEOUS
(a)	NON-ASSIGNABILITY. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.
(b)	WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company and/or the Subsidiary shall withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.
(c)	AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time and without notice to any corporate officer of the Company or a Subsidiary suspend, discontinue, revise, amend or terminate the Plan; provided, that any such revision, or amendment which requires approval of the Company's shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m) shall not be made without such approval.
(d)	NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Goals.
(e)	OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
(f)	PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Company, its Subsidiaries, and the Committee.
(g)	UNFUNDED PLAN. A Participant shall have no interest in any fund or specified asset of the Company or a Subsidiary. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company and its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and its Subsidiaries. All payments to be made hereunder shall be paid from the general funds of the Company and its Subsidiaries and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.
      68    Everest Re Group, Ltd.

Appendix A

(h)	LIMITS OF LIABILITY. Neither the Company, its Subsidiaries, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any good faith action taken or not taken under the Plan.
(i)	NO RIGHT TO EMPLOYMENT. Nothing contained in this Plan shall confer upon any Participant any right to continue in the employ or other service of the Company or a Subsidiary, or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.
(j)	INVALIDITY. If any term or provision contained herein shall to any extent be invalid or unenforceable, such term or provision shall be reformed so that it is valid and such invalidity or unenforceability shall not affect any other provision or part hereof.
(k)	APPLICABLE LAW. The Plan shall be governed by the laws of the State of Delaware as determined without regard to the conflict of law principles thereof.
(l)	CODE SECTION 162 (M). It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162 (m) so that the Company's tax deduction for such Awards is not disallowed in whole or in part under Code Section 162 (m). The Plan is to be applied and interpreted accordingly.
(m)	SUCCESSORS. The obligations of the Company and its Subsidiaries under this Plan shall be binding upon any organization that shall succeed to all or substantially all of the Company's or a Subsidiary's assets.

Proxy Statement       69

EVEREST®

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors for a term to end in 2017:

Nominee	For	Withhold
01 - Dominic J. Addesso	☐	☐
02 - John J. Amore	☐	☐
03 - John R. Dunne	☐	☐
04 - William F. Galtney, Jr.	☐	☐
05 - John A. Graf	☐	☐
06 - Gerri Losquadro	☐	☐
07 - Roger M. Singer	☐	☐
08 - Joseph V. Taranto	☐	☐
09 - John A. Weber	☐	☐

Proposal	For	Against	Abstain
2. To appoint PricewaterhouseCoopers LLP as the Company's registered public accounting firm to act as the Company's auditor for the year ending December 31, 2016 and authorize the Board of Directors, acting by the Audit Committee, to set the fees for the registered public accounting firm.	☐	☐	☐
3. To re-approve the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan.	☐	☐	☐
4. Advisory vote to approve 2015 executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02CC5B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Everest Re Group, Ltd.

Annual General Meeting of Shareholders

May 18, 2016, 10:00 a.m.
Fairmont Hamilton Princess, 76 Pitts Bay Road
Hamilton, Bermuda

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Addesso, J. Doucette and S. Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 21, 2016, at the Annual General Meeting of Shareholders to be held on May 18, 2016, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.